UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
KB Home
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Built on Relationships®

April 23, 2026

2026 Proxy Statement

Dear Fellow
Stockholder,
Together with the Board of Directors and the
management team of KB Home, I am pleased
to invite you to attend our 2026 Annual Meeting
of Stockholders. The meeting will be conducted
online through an audio-only webcast at 9:00
a.m. Pacific Time on Thursday, April 23, 2026.

Supported by an experienced
and long-tenured management
team and seasoned operators
in our divisions, we remain
focused on executing our
Built to Order model to grow
our business, strengthen
returns, and deliver
meaningful long-term value
for our stockholders.

2025 Performance and Execution
We began fiscal 2025 with a consistent and disciplined focus that defined our performance throughout the year — serving our homebuyers’ needs, delivering solid operational execution, prudently managing our costs and maintaining a strong financial position.
Although the year presented challenging market conditions and tested consumers’ resilience in the face of numerous economic and geopolitical pressures, through it all, they demonstrated the enduring desire to own a home. We helped nearly 13,000 individuals and families realize the dream of homeownership while continuing to be one of the top-ranked national homebuilders for customer satisfaction.
With total revenues exceeding $6.2 billion and net income of nearly
$430 million, we produced a 10% year-over-year increase in our book value per share. We also further strengthened our financial position and enhanced our flexibility through our new, expanded $1.2 billion revolving credit facility and the extension of our term loan. Our cash flow from operations remained healthy, and we maintained a balanced approach to capital allocation, rewarding our stockholders with a return of capital totaling more than $600 million, including dividends, while also investing more than $2.6 billion to acquire new land and develop the lots that we already own to support the future growth of our Company.
Over the past four and a half years, we have led our peer group in the cumulative capital returned to stockholders as a percentage of market capitalization. In 2025, we repurchased 13% of our outstanding shares at an average price below our current book value. We believe these repurchases are an excellent use of our cash and are accretive to both our earnings and book value per share. Operationally, we executed well.
We improved our average build times by nearly 20% year over year, achieving our Companywide target of 120 days — and as fast as
100 days in certain divisions — while opening 114 new communities, tightly managing costs in alignment with our volume levels and balancing pace and price to optimize each asset.
Positioned for Long-Term Success
While our results in any given year are important, we continue to manage our business for longer-term success, ensuring we are positioned to produce the best possible results over time, while effectively navigating current market conditions.
To that end, we announced this past January the promotion of
Robert McGibney to President and Chief Executive Officer, effective
March 1, and my transition to the role of Executive Chairman of the
Board. In addition to my ongoing duties as Chairman of the Board, I will remain in a leadership role at our Company, overseeing our growth, land and capital markets strategies, as well as our organizational structure, among other areas, while providing support to Rob to ensure a seamless transition. In working closely with Rob for many years as he rose through the executive ranks, I have been very impressed by his leadership and his ability to run our growing operations. Both the Board and I are confident he is the right person to take the helm and lead the Company into the future.
For more than 30 years, our Built to Order (BTO) business model has been the foundation of our business, providing our customers with personalized and affordable choices across all aspects of their home —
floor plan, lot selection, elevation and interior finishes. When supply chain disruptions emerged post-pandemic, our build times extended to as much as 10 months — longer than buyers were willing to wait, even for a personalized home, and beyond the period in which they could lock their mortgage rates. In response, and with resale inventory at historic lows and demand high, we shifted our production mix to incorporate more inventory home starts to meet buyers’ needs and capture demand.
Now, with resale and new home inventory levels higher, our build times at or below our target level and superior gross margins achievable on our
BTO homes, we are transitioning our business back to our core Built to
Order strategy. We are targeting a mix of BTO homes to represent at least 70% of our deliveries in the second half of fiscal 2026, setting the stage for our Company to generate higher profitability and returns over time.
In 2026, with 271 communities at the start of our fiscal year and a significant number of planned new community openings, we expect to have our highest community count in many years at the height of the
Spring selling season. As a result, we believe we are well positioned to capture the seasonal acceleration in demand, supporting revenue growth in the second half of this fiscal year.
As we look ahead, we do so on the strength of several key
accomplishments that reflect our ongoing efforts to further enhance the already high energy efficiency of our homes and improve affordability for our buyers by reducing their long-term cost of homeownership. We have now built over 217,000 ENERGY STAR® certified new homes, more than any other builder in the nation. In 2025, we achieved an average national
Home Energy Rating System (HERS®) Index score of 43, which means a typical KB home is 57% more energy efficient than the average resale home. We also have built over 30,000 EPA WaterSense labeled and
Water Smart homes, underscoring our leadership in both energy‑ and water‑efficient homebuilding. Our 19th Annual Sustainability Report, the longest‑running publication of its kind for a national homebuilder, is slated for publication this April, and we encourage you to read it to learn more about what we are doing to drive a more sustainable future.
In Conclusion
We remain optimistic about the housing market, as we continue to believe favorable demographics will be a key driver supporting higher demand over time. Millennial and Gen Z buyers, the largest generational cohorts, are expected to represent an increasing share of homebuyers over the next decade. KB Home is well positioned to meet this demand through our multi-decades commitment to serving first-time and first-move up homebuyers with compelling, affordable and personalized offerings that emphasize choice to meet buyers’ needs and values.
Supported by an experienced and long-tenured management team and seasoned operators in our divisions, we remain focused on executing our
Built to Order model to grow our business, strengthen returns, and deliver meaningful long-term value for our stockholders.
I am excited about the Company’s future and, together with our Board of
Directors, we thank you for your investment and continued support.
Sincerely,
Jeffrey T. Mezger
Executive Chairman
March 13, 2026

2	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	3
NOTICE OF
2026 Annual Meeting of
Stockholders

Record Date You are entitled to vote at the meeting and any adjournment or postponement of the meeting if you were a stockholder as of the close of business on February 25, 2026.

Date and Time Thursday, April 23, 2026 9:00 a.m., Pacific Time	Webcast Meeting Location meetnow.global/MJPUKJD
Items of Business

Proposals		Board vote recommendation	Further details

1	Elect 10 directors, each for a one-year term.	FOR each director nominee	Page 14

2	Advisory vote to approve named executive officer compensation.	FOR	Page 51

3	Ratify Ernst & Young LLP’s appointment as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2026.	FOR	Page 53

HOW TO VOTE

By web www.investorvote.com/KBH

By phone 1-800-652-VOTE (8683)

By mail Mark, sign, date and mail your proxy card or voting instruction form in the postage-paid envelope.
The accompanying Proxy Statement describes these items in more detail. We have not received notice of any other matters that may be properly presented at the meeting.
Voting
Please vote as soon as possible to ensure your shares will be represented. Holders of record may vote via the Internet, telephone or mail. Stockholders whose shares are held by an intermediate broker or financial institution, also called beneficial holders, must vote in the way their intermediary provides. Holders with a control number from our transfer agent can vote at the meeting.
Virtual Meeting Format
The meeting will be conducted online through an audio-only
webcast. The accompanying Proxy Statement contains information about participating in the meeting. The meeting will have no physical location.
Annual Report
Our Annual Report on Form 10-K for the fiscal year
ended November 30, 2025 (“Annual Report”), including audited financial statements, is being made available to stockholders concurrently with the accompanying Proxy Statement on or about
March 13, 2026.
William A. (Tony) Richelieu
Vice President, Corporate Secretary and
Associate General Counsel
Los Angeles, California
March 13, 2026
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 23, 2026: Our Proxy Statement
and Annual Report are available at www.kbhome.com/investor/proxy.

4	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement
2026 Annual Meeting Summary

Your Board is furnishing this Proxy Statement and a proxy/voting instruction form or Notice of Internet Availability to solicit your proxy for
KB Home’s 2026 Annual Meeting of Stockholders (“Annual Meeting”). We anticipate these proxy materials will be available to stockholders, and filed with the Securities and Exchange Commission (“SEC”), on or about March 13, 2026. Below is summary information about the Annual
Meeting. Please review all the information in this Proxy Statement before voting.
Annual Meeting Information

Date & Time Thursday, April 23, 2026 9:00 a.m., Pacific Time	Location: Audio-only Virtual Meeting at meetnow.global/MJPUKJD

Meeting Agenda

Items of Business	Board Recommendation	Voting Standard

Election of Directors	FOR each of the 10 nominees	Majority of Votes Cast

Advisory vote to approve named executive officer (“NEO”) compensation, also known as “Say-on-Pay”	FOR	Majority of Shares Present/ Represented by Proxy and Entitled to Vote

Ratify Ernst & Young LLP’s appointment as KB Home’s independent registered public accounting firm (“Independent Auditor”) for the fiscal year ending November 30, 2026	FOR	Majority of Shares Present/ Represented by Proxy and Entitled to Vote

Participating in the Virtual Annual Meeting
The Annual Meeting will be webcast at meetnow.global/MJPUKJD, opening at approximately 8:45 a.m., Pacific Time, on April 23, 2026.
To access the audio-only meeting, vote and ask questions, you will need a valid control number from our transfer agent,
Computershare. If you are a stockholder of record, you will receive your control number on the notice or proxy card Computershare distributes to you.
Questions may be submitted before or during the Annual Meeting.
To submit a question in advance, visit meetnow.global/MJPUKJD before 8:59 p.m., Pacific Time, on April 22, 2026, and enter a valid control number. We will address as many stockholder questions pertinent to Annual Meeting matters or our business as time permits.
We may provide a single response to substantially similar questions to avoid repetition. We ask attendees to please follow the rules of conduct that will be posted on the webcast page.
If you are a beneficial holder, meaning an intermediate broker or financial institution holds your shares, you must register with Computershare no later than 5:00 p.m., Eastern Time, on
April 16, 2026, to be able to vote and ask questions at the
Annual Meeting. To register, please provide Computershare with your name, email address and proof of your KB Home stockholdings, known as a legal proxy, obtained from your broker or financial institution. Email the items to legalproxy@computershare.com (use
KB Home Legal Proxy in the subject line); or by mail to:
Computershare, KB Home Legal Proxy, P.O. Box 43001; Providence,
RI 02940-3001. Computershare will email you a
registration confirmation.
Beneficial holders who cannot obtain a legal proxy can attend the Annual Meeting as a guest at the above-noted Internet
address. However, guests cannot vote or ask questions.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	5

2026 Annual Meeting Summary
A clear vision for the future and the values to reach it
Our vision, mission and values are key guideposts we use in operating our business every day. They give purpose to our efforts to deliver an exceptional, personalized experience to our buyers who are making one of their most meaningful purchases — their own home, an important landmark in their life’s journey.

Our Vision	To be the most customer-obsessed homebuilder in the world.

Our Mission	Give our customers the ability to purchase a new home that reflects what they value and how they want to live, at a price they can afford.

Our Values

We make relationships the foundation for all we do.
It takes strong relationships to build a home. To build a strong relationship it takes respect, integrity, and open and honest communication. Our employees are the heart and soul of KB, and that belief in relationships defines how we behave toward each other, how we treat our customers through every step of the process, and how we work with our suppliers, trades, and municipal partners.

We build homes that make lives better.
Innovative design and quality construction standards are the cornerstones of our brand. Behind our continuous drive to build exceptional homes is a passion for the well-being of those who live in them. From architecture to construction to customer service, we care about making our buyers’
lives more comfortable, convenient and healthy. That’s how we lead the industry in customer satisfaction and strive to keep it that way.

We believe that everyone deserves a home that’s as unique as they are.
Our business model is built on a simple yet radical idea: a house becomes your home when it’s an expression of who you are. That’s why we give our customers the ability to choose — from homesite to elevation, from floor plan to design options — and a buying experience that’s personalized from end to end.

We deliver more for less.
We believe that every customer deserves a home that lives up to their dreams. That’s why it’s our shared responsibility to ensure that what we build delivers great value, so that every customer gets a home and a homebuying experience that can exceed their expectations without exceeding their budget. It’s a disciplined and responsible approach to homebuilding that’s good for our homebuyers and our business.

We strive for a better shared future.
From individuals, to families, to whole communities, our collective actions can have a beneficial impact on the world. We believe that every decision we make, from how we manage our workplace, to how we run our operations, has the potential to advance environmental, social and economic sustainability.

6	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement
Corporate Governance and
Board Matters

Independence
■All directors, except for the Executive Chairman of the
Board and our President and Chief Executive Officer
(“CEO”), are independent.
■The Lead Independent Director position has significant
responsibilities and authority, as described below.
■Only independent directors serve on Board committees.
■During 2025, there were no reportable related
party transactions.

2025 Meetings and Attendance
■The Board held four meetings and also acted by
unanimous written consent.
■The Audit and Compliance Committee and the
Management Development and Compensation
Committee each held five meetings. The Nominating and
Corporate Governance Committee held four meetings.
■All directors serving in 2025 attended 100% of their total
Board and committee meetings.
■We expect directors to attend our annual stockholder
meetings. All directors elected to the Board at our 2025
annual meeting attended the meeting.

Accountability
■All directors are elected on an annual basis under a
majority voting standard.
■We have one class of voting securities allowing each
holder one vote for each share held, and no supermajority
voting requirements (except per Delaware law, our state
of incorporation).
■We proactively engage with our stockholders year-round on
our business strategy, performance and outlook.
■Directors and senior executives are subject to significant
stock ownership requirements, and they and all employees
may not pledge or hedge holdings of our securities.
■Executive officers are subject to an incentive-based
compensation recovery policy, and employee equity-based
awards are subject to double-trigger vesting in a change
in control.

Effectiveness Standards
■Directors must retire as of the first Annual Meeting
following their 75th birthday. Our directors’ average age is currently 62.
■Non-employee directors hold an executive session
without management at each regularly scheduled
Board meeting.
■Directors may not serve on more than four other public
company boards or, if they are a public company chief
executive officer, on more than two other public company
boards. No directors are over-boarded.
■The Board and each of its standing committees
annually self-evaluate their performance. In their 2025
self-evaluations, each body determined it is
performing well.

Additional information about our corporate governance policies, processes and procedures, and regarding related party transactions, is provided in Annex 1.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	7

Corporate Governance and Board Matters Board and Committee Governance Structure
Board and Committee Governance Structure
Board Leadership

Jeffrey T. Mezger Executive Chairman of the Board

Jeffrey T. Mezger has served as Chairman of the Board since 2016 and was elected Executive
Chairman effective March 1, 2026 in conjunction with Robert V. McGibney being promoted to CEO, a position that Mr. Mezger held for the prior two decades. The non-employee directors have elected
Mr. Mezger as Chairman each year since his first election in 2016, based on his fundamental understanding of our business model and exceptional operational leadership during the period he served as CEO. With the recent leadership transition, the Chairman and CEO roles have been separated and the non-employee directors believe it is appropriate for Mr. Mezger to serve as Executive
Chairman for the foregoing reasons he had been consistently elected Chairman and to support a smooth executive leadership transition. As Executive Chairman, Mr. Mezger will continue to lead the
Board and coordinate Board activities in conjunction with the Lead Independent Director, preside over stockholder meetings, execute the authority provided under our By-Laws, and perform such other duties as the Board may determine from time to time.

Jodeen A. Kozlak Lead Independent Director

Our Board governance is balanced with a strong Lead Independent Director position, which is designed to maintain the Board’s independent oversight. Ms. Kozlak has served as Lead Independent Director since 2024.

Key Duties:

■Presides at all Board meetings where the Chairman is not present and at all executive sessions and meetings of the non-employee directors, which may be called at any time and for any purpose.
■Consults with the Chairman and the non-employee directors regarding meeting agendas and schedules, as well as the content and flow of information to the Board.
■If requested by major stockholders, being available to them for consultation and communication as appropriate.
■Any additional duties set forth in our Corporate Governance Principles or By-Laws, or as the Board
may determine from time to time.

8	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance and Board Matters Our Board’s Risk Oversight Role

Our Board’s Risk Oversight Role

Our Board is elected by our stockholders to oversee the management of our business and affairs and assure stockholders’ long-term interests are being served.

Board Oversight Activities
Among other specified activities, the Board as a whole, or through its standing committees, reviews assessments of and senior management’s plans with respect to significant risks we face. As described under “Commitment to
Sustainability,” the Board oversees our sustainability program as part of our overall business strategy, with two directors serving as the Board’s liaison to management on sustainability-related matters.

■The Board has delegated oversight of certain risks to its standing committees, as described below. The committee chairs report to the Board about such delegated risks and other matters at each Board meeting.
■The Board itself monitors significant enterprise-wide operational and financial risks to our business, and management’s strategies to address or mitigate them, through briefings our CEO and our Executive Vice
President and Chief Financial Officer (“CFO”) provide at each Board meeting and between meetings, as appropriate. The Board also receives regulatory and legal briefings from our general counsel.
■The Board approves land acquisitions where the purchase price, or the purchase price plus expected land development, exceeds certain thresholds. In such cases, the proposed project, as with all our communities, will have previously been assessed through our standard local, regional and corporate review processes. There was one such land acquisition approval by the Board in our 2025 fiscal year.

Cybersecurity and Insider Trading Risk Management
■As discussed in the Annual Report and below, the Board through its Audit and Compliance Committee monitors cybersecurity risks and our evolving physical, electronic and other protection strategies and initiatives.
■Our chief information officer periodically conducts a review of our cybersecurity practices and risks, including those related to our cloud computing resources, with the Audit and Compliance Committee, most recently in
January 2026.
■Our chief information officer is supported by a chief information security officer and other employees and dedicated contract personnel experienced with information technology and cybersecurity matters who are responsible for procuring, using, maintaining, updating and evaluating the cybersecurity measures we employ, as described in the Annual Report.
■We have adopted an insider trading policy and related procedures applicable to our and our directors’, officers’
and employees’ purchase, sale or other disposition of our securities that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and New York Stock Exchange listing standards. This policy and related procedures are set forth in our Policy on Transactions in Company Securities
(“Trading Policy”), which is included as Exhibit 19.1 to the Annual Report.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	9

Corporate Governance and Board Matters Our Board’s Risk Oversight Role
Standing Board Committee Profiles

Audit and Compliance Committee (“Audit Committee”)	Members:

	■Dr. Thomas W. Gilligan (Chair) ■Jose M. Barra ■Dorene C. Dominguez	■Kevin P. Eltife ■Dr. Stuart A. Gabriel

Principal Responsibilities:
Oversees our corporate accounting and reporting practices and audit process, including our Independent Auditor’s qualifications, independence, retention, compensation and performance, and our compliance with legal and regulatory requirements; and may
approve our incurring, guaranteeing or redeeming debt. All Audit
Committee members are “audit committee financial experts” under
SEC rules.
Delegated Risk Oversight:
■Oversees management’s performance of an annual enterprise
risk management assessment, which our internal audit
department coordinates. This assessment identifies significant short-term risks (such as orders and cancellation rates), and long-term risks (such as land and community count growth
and management, and land development activities) based on
probability, impact and mitigating factors, which the Audit
Committee reports on to the Board.
–The assessment follows the COSO Enterprise Risk
Management Integrated Framework and is a component
of how our executive team sets business strategies and
objectives and manages operations. This assessment’s
outcome drives our internal audit department’s activities
for the subsequent 12 months, which are based on an
Audit Committee-approved annual audit plan.

■Reviews and discusses the internal audit department’s
performance against the approved audit plan, along with
the department’s audit findings, at quarterly meetings
and on request.
■Monitors cybersecurity risks and our evolving physical,
electronic and other protection strategies and initiatives. This includes engaging in periodic reviews with management
covering our cybersecurity practices and risks.
■Discusses with management our policies and processes with
respect to risk assessment and risk management, and the
steps management has taken to monitor, identify and address
significant financial risk exposures, including, among others, any related to information technology and cybersecurity.
■Evaluates our management of matters in which we have or
may have material liability exposure, including those pertaining to environmental sustainability.
■Receives and discusses reports from our senior finance,
accounting, legal and compliance, and internal audit executives at each regular meeting on risks within their respective area of responsibility. It also conducts separate executive sessions at those meetings with each such executive and with our
Independent Auditor to discuss such risks and other relevant items within each such participant's purview.

10	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance and Board Matters Our Board’s Risk Oversight Role

Management Development and Compensation Committee (“Compensation Committee”)	Members:

	■Jodeen A. Kozlak (Chair) ■Jose M. Barra ■Arthur R. Collins	■Cheryl J. Henry ■James C. Weaver

Principal Responsibilities:
Evaluates and recommends our Executive Chairman’s and our
CEO’s compensation; determines compensation for the CEO’s
direct reports; evaluates and recommends non-employee director compensation; and oversees our policies and programs relating to significant human resource matters, including leadership
succession and continuity, non-discrimination and equal
employment opportunity policies, and initiatives designed to foster the engagement and development, and to support the health and safety, of our workforce. Frederic W. Cook & Co., Inc. (“FWC”)
assists the committee with executive and non-employee director compensation as its outside compensation consultant.
Delegated Risk Oversight:
■Oversees an annual employee compensation risk assessment
FWC performs together with our management that largely
focuses on potential policy and program design and
implementation risks.

■Annually reviews our compliance with our equity-based award grant policy, and our human capital management and
leadership succession planning (both short- and long-term) for all levels of our organization, including our Executive Chairman and our CEO, which, among other things, assesses executive
bench readiness and talent development within our workforce.
■Reviews and, as appropriate, approves the compensation
arrangements our senior human resources personnel develop.
■Reviews and approves, and monitors compliance with, our
employee compensation recovery policy.
■Based on this oversight approach, including the results of our most recent annual employee compensation risk assessment,
we do not believe that risks arising from our present employee compensation policies and programs, including those applicable to senior executives, are reasonably likely to have a material adverse effect on us.

Nominating and Corporate Governance Committee (“Nominating Committee”)	Members:

	■James C. Weaver (Chair) ■Arthur R. Collins ■Dorene C. Dominguez	■Kevin P. Eltife ■Dr. Thomas W. Gilligan ■Cheryl J. Henry

Principal Responsibilities:
Oversees our corporate governance policies and practices; and
as further discussed in Annex 1, reviews related party
transactions; identifies, evaluates and recommends qualified director candidates to the Board; and administers the annual
Board evaluation process.
Delegated Risk Oversight:
■Oversees corporate governance-related risks, including
assessing potential related party transactions, and evaluating the mix of director skills and experience with that of potential director candidates and the Board’s needs.

■Reviews proposed updates to our core governance-related
policies and documents based on input from management and
recommends changes to the Board.
■Monitors on an annual basis our political contributions and participation in industry trade associations.
■Reviews and makes recommendations to the Board on the
independence and the financial literacy and expertise of each director and director candidate relative to our Corporate
Governance Principles and applicable laws, regulations and
listing standards.

Board Committee Membership Changes
Board Committee memberships changed on April 17, 2025, as follows:
■Ms. Henry joined the Compensation Committee.
■Ms. Dominguez joined the Nominating Committee.
There were no other changes to the Board Committees’ composition in 2025.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	11

Corporate Governance and Board Matters Board Experience and Skills
Board Experience
and Skills
We have a balanced and diverse Board whose members bring a
variety of key skills and expertise, including those identified nearby, that enable them to oversee management’s development,
refinement and execution of our strategic and operational objectives.
Our financially literate and highly engaged directors also have strong leadership and governance backgrounds that in combination with their academic, professional and personal experiences make them well qualified to serve. The rounded data below reflects the directors serving as of the date of this Proxy Statement.
Director
tenure
Average:
7.5 years

100%	Strategic Risk Management
Experience identifying, assessing and managing critical risks to enterprise-wide or business unit strategic plans and achieving strategic objectives.

91%	Corporate Governance
Experience with public or large private company governance.

91%	Enterprise Leadership
Experience as a chief executive or top manager for a commercial or academic organization, including responsibility for implementing business plans and managing results.

91%	Real Estate
Professional experience in acquiring, managing or selling real estate assets.

82%	Finance/Investing
Professional or academic expertise or experience in preparing, auditing or evaluating financial statements, or in managing commercial investments.

64%	Government
Experience serving as a public official or in another public position, or working with or advising on regulatory, legislative or policy matters.

64%	Human Capital Management
Experience in talent management, professional development and/or succession planning.
Director
age
Average:
62 years

55%	Homebuilding
Experience or expertise in residential land development or home construction activities.

55%	Retailing
Experience operating or managing retail businesses or operations similar to our design studios.
Director
demo-
graphics

45%	Technological Innovation

Experience with or management of technology applications,
advanced products or organizations that develop them.
Several directors have experience with overseeing
cybersecurity practices and incident management.

36%	Environmental
Experience or expertise with managing or advising on operational environmental matters, or possesses a relevant academic/research background.
Director
ethnic
makeup
White/
Caucasian (8)

Board Diversity Considerations
The Board considers diversity for directors and director candidates as encompassing expertise or knowledge base, educational and career history, race, ethnicity, national origin, gender, geographic residency, community or public service and/or other tangible and intangible aspects of an individual. Beyond their distinct perspectives, skills and backgrounds, 45% of our directors are women or ethnic minorities. If all director nominees are elected, as of the election of directors at the Annual Meeting, 50% of our directors will be women or ethnic minorities, 30% will be women and 30% will be ethnic minorities. Our Board members are situated in regional locations generally in proportion to our business.

12	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement
Director Compensation

The Compensation Committee periodically evaluates, with FWC’s assistance, and makes recommendations to the Board regarding compensation and benefits for non-employee directors, with attention to maintaining competitive positioning relative to peer public homebuilders and similarly situated companies. Non-employee director compensation was last adjusted in July 2019. Directors, other than
Messrs. Mezger and McGibney, each of whom is not paid for his Board service, are compensated as described below. We also pay directors’
travel-related expenses for Board meetings and Board activities. Our director compensation program is shown in the table below. Directors elected to the Board other than at an annual meeting receive prorated compensation.
Non-Employee Director Compensation
■Lead Independent Director Retainer – $40,000
■Committee Retainers:

	Chair	Member
Audit	$27,500	$12,500
Compensation	$21,000	$10,000
Nominating	$20,000	$10,000
■Meeting Fees – $1,500 per applicable meeting
Retainers
Each director may elect to receive retainers in equal quarterly cash installments, in unrestricted shares of our common stock or in deferred common stock awards (“stock units”). Equity-based award grants are made as described below.
Equity-Based Award Grants
Except as noted below, each director may elect to receive their equity-based award grant in common stock or stock units. Grants are made on election to the Board, with the rounded number of shares/units based on our common stock’s grant date closing price. Directors receive a share of our common stock for each stock unit they hold on the earlier of a change in control or leaving the Board. Directors receive cash dividends on their common stock holdings and cash dividend equivalent payments on their stock units. Stock units have no voting rights. If a director has not satisfied their stock ownership requirement (see under “Stock Ownership Requirements”), they can receive only stock units for their equity-based award grant and must hold all shares of common stock until they satisfy the requirement or leave the Board.
Meeting Fees
Directors receive fees for each non-regularly scheduled Board or committee meeting they attend, provided they have also attended all prior meetings of that same body during the applicable Director Year, which is the period between our annual meetings.
Indemnification Agreements
We have agreements with our directors, which were updated in January 2024, that provide them with indemnification and advancement of expenses to supplement what our Certificate of Incorporation and insurance policies provide, subject to certain limitations.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	13

Director Compensation Director Compensation During Fiscal Year 2025
Director Compensation During Fiscal Year 2025

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)	Total ($)
Mr. Barra	$22,500	$262,500	$—	$285,000
Mr. Collins	120,000	162,500	—	282,500
Ms. Dominguez	122,500	162,500	—	285,000
Mr. Eltife	122,500	162,500	—	285,000
Dr. Gabriel	112,500	162,500	—	275,000
Dr. Gilligan	137,500	162,500	—	300,000
Ms. Henry	120,000	162,500	—	282,500
Ms. Kozlak	100,000	223,500	—	323,500
Mr. Weaver	100,000	192,500	—	292,500
(a)Fees Earned or Paid in Cash. These amounts represent cash retainers paid to directors per their individual elections.
(b)Stock Awards. These amounts represent the aggregate grant date fair value of the shares of our common stock or stock units granted to our directors in 2025 based on their individual elections with regard to their retainers and type of equity-based award grant (i.e., shares or stock units). The grant date fair value of each such award is equal to the closing price of our common stock on the date of grant. All grants were made on April 17, 2025, The table below shows the respective grants to our directors in 2025.

Name	2025 Common Stock Grants (#)	2025 Stock Unit Grants (#)
Mr. Barra	5,079	—
Mr. Collins	3,144	—
Ms. Dominguez	3,144	—
Mr. Eltife	3,144	—
Dr. Gabriel	3,144	—
Dr. Gilligan	—	3,144
Ms. Henry	—	3,144
Ms. Kozlak	—	4,324
Mr. Weaver	—	3,724
The aggregate number of outstanding equity-based awards held by our non-employee directors at the end of our 2025 fiscal year are shown under
“Ownership of KB Home Securities.”

14	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement
Election of Directors

The Board will present as nominees at the Annual Meeting, and recommends our stockholders elect to the Board, each of the individuals named below for a one-year term ending at the election of directors at our 2027 annual meeting. Other than Mr. McGibney, who the Board elected as a director effective March 1, 2026, each nominee is standing for re-election. Each nominee has consented to being nominated and agreed to serve as a director if elected. After nine years of service, Mr. Weaver has decided not to stand for election at the Annual Meeting and will step down from the Board when his term ends as of the election of directors at the Annual Meeting.
Should any of the nominees become unable to serve as a director prior to the Annual Meeting, the named proxies, unless otherwise directed, may vote for the election of another person as the Board may recommend. If the Board’s nominees below are elected at the Annual Meeting, the Board will have 10 directors.
Voting Standard
To be elected, each nominee must receive a majority of votes cast (i.e., the votes cast for a nominee’s election must exceed the votes cast against their election).

FOR	Board recommendation: FOR approval of each director nominee
Majority Voting Standard
Our Corporate Governance Principles provide that a director nominee who fails to win election to the Board in an uncontested election is expected to tender his or her resignation from the Board (or to have previously submitted a conditional tender). An “uncontested election” is one in which there is no director nominee that has been nominated by a stockholder in accordance with our By-Laws. This election is an uncontested election. If an incumbent director fails to receive the required vote for election in an uncontested election, the Nominating
Committee will act promptly to determine whether to accept the director’s resignation and will submit its recommendation for the Board’s consideration. The Board expects the director whose resignation is under consideration to abstain from participating in any decision on that resignation. The Nominating Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	15

Election of Directors Voting Standard

Jose M. Barra Principal, Proinco Strategic Advisors LLC Age: 57 Director Service Since: 2023
Jose M. Barra, who has served since 2024 as the Principal of Proinco Strategic Advisors LLC, a
private consulting firm, is a business leader with over 30 years of experience and a proven track record of leading large, multibillion-dollar P&Ls across consumer, retail, and healthcare organizations.
He has delivered profitable growth, major operational transformations, and significant digital and omnichannel capability expansion in environments ranging from entrepreneurial startups to Fortune
20 companies.
Prior to Proinco, Mr. Barra served as Senior Vice President at The Home Depot, Inc., where he led a multibillion-dollar revenue business portfolio and was a member of the CEO’s senior leadership team.
He oversaw key categories including flooring, paint, kitchen, bath, appliances, lighting, and window coverings, delivering sustained market share gains with margin expansion while accelerating digital adoption. He also launched new growth platforms and redesigned end-to-end operating models to improve customer experience, productivity, and capital efficiency. Before joining The Home Depot,
Mr. Barra served as Executive Vice President of Optum Health, one of the nation’s largest diversified healthcare services companies.
Before that, Mr. Barra held multiple senior leadership roles at Target Corporation, ultimately serving as
Executive Vice President responsible for business units representing more than 60% of the company’s revenues. Earlier in his career, Mr. Barra held positions with McKinsey & Company and served as managing director of the real estate and new business development arm of one of the largest business conglomerates in Ecuador.
In addition to his recognized leadership skills, Mr. Barra is a highly respected retail executive with deep expertise in home design, customer experience, emerging consumer trends, and strategic, financial, and operational oversight, as well as a strong presence in the Southeast United States, an important region for KB Home.
Public Company Directorships:
■KB Home
Other Professional Experience:
■Board Member, The Home Depot Foundation (2022 – 2024)
■Senior Vice President, Merchandising Décor, The Home Depot, Inc. (2018-2024)
■Senior Vice President, Merchandising Services, The Home Depot, Inc. (2017 – 2018)
■Executive Vice President and Chief Executive Officer Consumer Solutions Group, Optum,
UnitedHealth Group Incorporated (2016 – 2017; Executive Vice President, 2015 – 2016)
■Executive Vice President, Merchandising, Target Corporation (2014 – 2015)

16	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Election of Directors Voting Standard

Arthur R. Collins Founder and Chairman, theGROUP Age: 65 Director Service Since: 2020
Arthur R. Collins is the founder and Chairman of theGROUP, a strategy, policy and communications firm. Prior to founding theGROUP in 2011, Mr. Collins was Chairman and CEO of Public Private
Partnership, Inc., which he established in 1989. Mr. Collins has deep experience advising corporate, governmental, nonprofit and political organizations across a broad range of matters, including national security, energy, healthcare, agriculture, information technology, transportation, manufacturing and financial services. He also has a substantial presence in Washington, D.C. and the Southeast United
States, where we have significant business operations.
Public Company Directorships:
■KB Home
■Aflac Incorporated
■RLJ Lodging Trust
Other Professional Experience:
■Member, Ford’s Theatre Board of Trustees (2022 – Present)
■Member, Smithsonian National Museum of Asian Art Board of Trustees (2022 – Present)
■Chairman, Morehouse School of Medicine Board of Trustees (2008 – Present)
■Vice Chair, Brookings Institution Board of Trustees (2014 – 2023)
■Member, Meridian International Center Board of Trustees (2011 – 2017)
■Chairman, Florida A&M University Board of Trustees (2001 – 2003)

Dorene C. Dominguez Chairwoman and Chief Executive Officer, Vanir Group of Companies, Inc Age: 63 Director Service Since: 2017
Dorene C. Dominguez has served since 2004 as Chairwoman and Chief Executive Officer of the Vanir
Group of Companies, Inc. and its subsidiaries Vanir Construction Management, Inc. and Vanir
Development Company, Inc., which provide a wide range of program, project and construction management services for clients in the healthcare, education, justice, water/wastewater, public buildings, transportation and energy markets throughout the United States. Ms. Dominguez also serves as Chair of The Dominguez Dream, a nonprofit organization that provides academic enrichment programs in math, science, language arts and engineering to youth in underserved communities. Ms. Dominguez has extensive experience in executive management, finance, and civic engagement, as well as significant expertise in project and asset management and real estate development. She also has a substantial presence and is well regarded in California, an important market for us.
Public Company Directorships:
■KB Home
■Douglas Emmett, Inc.
■CIT Group (2017 – 2022)
Other Professional Experience:
■Board Member, International Women’s Forum, Southern California (2026 – Present)
■Hesburgh Trustee, University of Notre Dame (2024 – Present)
■Advisory Board Member, Aspen Institute - Aspen Conexion (2020 – Present)
■Board of Trustees Member, University of Notre Dame (2018 – 2024)
■Member, The Coca-Cola Company Hispanic Advisory Council (2016 – 2022)
■Board Member, Pride Industries, nonprofit employer of individuals with disabilities (2009 – 2023)

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	17

Election of Directors Voting Standard

Kevin P. Eltife Founder and Owner, Eltife Properties, Ltd. Age: 67 Director Service Since: 2020
Kevin P. Eltife has been the founder and owner of Eltife Properties, Ltd., a commercial real estate investment firm, since 1996. He also has served since 2018 as the Chairman of The University of
Texas System Board of Regents, following his initial appointment to that board in 2017. Previously,
Mr. Eltife served as a Texas State Senator and as the Mayor of Tyler, Texas. Mr. Eltife has significant expertise in overseeing sophisticated real estate development projects, a strong background in executive leadership and governance, and considerable policymaking and civic engagement experience. In addition, he is highly regarded in Texas, which is a key market for us.
Public Company Directorships:
■KB Home
Other Professional Experience:
■Chairman, The University of Texas System Board of Regents (2018 – Present; Member 2017
– Present)
■Director, Citizens 1st Bank (2002 – Present)
■Texas State Senator (2004-2016; President pro tempore, 2015 – 2016)
■Mayor, Tyler, Texas (1996 – 2002)

Dr. Stuart A.
Gabriel
Director, Richard S. Ziman
Center for Real Estate
at UCLA
Distinguished Professor of
Finance and Arden Realty
Chair, UCLA Anderson
School of Management
Age: 72
Director Service Since:
2016

Dr. Gabriel has been since 2007 the Director of the Richard S. Ziman Center for Real Estate at UCLA,
and is Distinguished Professor of Finance and Arden Realty Chair at the UCLA Anderson School of
Management. With Dr. Gabriel’s significant professional experience in and distinguished study of macroeconomics and real estate, mortgage and finance markets, he has considerable knowledge and insight with respect to the economic, regulatory and financial drivers that affect housing and homebuilding at local, regional and national levels. In addition, with more than two decades of service in leadership roles at two of the most preeminent academic institutions in the country — UCLA and
USC — he has substantial management and administrative expertise and is highly respected for his perspective on housing and land use matters in California, an important market for us, and nationally.
Company Directorships:
■KB Home
■KBS Real Estate Investment Trust III, Inc.
■KBS Real Estate Investment Trust II, Inc. (2007 – 2023)
■KBS Real Estate Investment Trust, Inc. (2005 – 2018)
Other Professional Experience:
■Director and Lusk Chair, USC Lusk Center for Real Estate (1997 – 2007)
■Associate Professor/Professor, Finance and Business Economics, USC Marshall School
of Business (1990 – 1997)
■Economics Staff Member, Federal Reserve Board (1986 – 1990)

18	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Election of Directors Voting Standard

Dr. Thomas W. Gilligan Emeritus Director and Senior Fellow at the Hoover Institution on War, Revolution, and Peace Age: 71 Director Service Since: 2012
Dr. Gilligan is an Emeritus Director and Senior Fellow at the Hoover Institution on War, Revolution,
and Peace at Stanford University. From September 2015 until September 2020, Dr. Gilligan served as the Tad and Dianne Taube Director of the Hoover Institution, which is a public policy research center devoted to the advanced study of economics, politics, history, political economy, and international affairs. Dr. Gilligan has broad knowledge of and significant academic credentials in the fields of finance, economics, and business administration. He also brings extensive leadership skills and experience from his many years of service as a dean at two of the premier post-graduate business schools in the country and his immediate past position as the head of a prominent public policy institution. In addition, he is well known and highly regarded, professionally and personally, in both
Texas and California, which are key markets for us.
Public Company Directorships:
■KB Home
■Southwest Airlines (2015 – 2024)
Other Professional Experience:
■Dean, McCombs School of Business (2008 – 2015)
■Interim Dean, USC Marshall School of Business (2006 – 2007; Professor 1987 – 2006)
■Assistant Professor, California Institute of Technology (1984 – 1987)
■Staff Economist, White House Council of Economic Advisors (1983 - 1984)

Cheryl J. Henry Former President, Chief Executive Officer, and Chairwoman, Ruth’s Hospitality Group, Inc. Age: 52 Director Service Since: 2024
Ms. Henry is the former President, Chief Executive Officer, and Chairwoman of Ruth’s Hospitality
Group, Inc., a fine-dining restaurant company operating over 150 Ruth’s Chris Steak House restaurants worldwide. A seasoned restaurant and public company executive with extensive operational leadership experience, Ms. Henry served in numerous senior leadership roles at
Ruth’s Chris, including Chief Operating Officer, Senior Vice President and Chief Branding Officer, and
Chief Business Development Officer, before she assumed the role of CEO in 2018. Prior to joining
Ruth’s Chris in June 2007, Ms. Henry served as Chief of Staff for the Mayor of Orlando. In addition to her extensive executive leadership skills, Ms. Henry has experience in strategic planning, operations, real estate development, marketing, and consumer branding and franchising. She is also well known in the Southeast United States, which is an important region for KB Home.
Public Company Directorships:
■Cracker Barrel Old Country Store, Inc.
Other Professional Experience:
■President, Chief Executive Officer, and Chairwoman, Ruth’s Hospitality Group, Inc. (2021 – 2023)
■President, Chief Executive Officer, and Director, Ruth’s Hospitality Group, Inc. (2018 – 2021)

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	19

Election of Directors Voting Standard

Jodeen A. Kozlak Founder and CEO, Kozlak Capital Partners, LLC Age: 62 Director Service Since: 2021
Jodeen A. Kozlak is the founder and CEO of Kozlak Capital Partners, LLC, a private consulting firm.
Ms. Kozlak previously served as the Global Senior Vice President of Human Resources of Alibaba
Group, a multinational conglomerate. Ms. Kozlak also previously served as the Executive Vice
President and Chief Human Resources Officer of Target Corporation, one of the largest retailers in the
U.S., and held other senior roles in her 15-year career at the company. Prior to joining Target,
Ms. Kozlak was a partner in a private law practice. Ms. Kozlak has significant experience and insight into human capital management, talent development and executive compensation across a variety of organizational structures, as well as a strong background in executive leadership. In addition, she is well known and highly respected in California, which is a key market for us.
Public Company Directorships:
■KB Home
■C.H. Robinson Worldwide, Inc.
■MGIC investment Corporation
■Leslie’s, Inc. (2020 – 2023)
Other Professional Experience:
■Global Senior Vice President of Human Resources of Alibaba Group (2016 – 2017)
■Executive Vice President and Chief Human Resources Officer of Target Corporation
(2007 – 2016)

Robert V. McGibney President and Chief Executive Officer, KB Home Age: 51 Director Service Since: 2026
Robert V. McGibney, our President and Chief Executive Officer, served as our President and Chief
Operating Officer from February 2024 to March 1, 2026, with overall responsibility for leading our homebuilding operations, while also playing a key role in shaping our business strategy, driving community and revenue growth and overseeing core strategic functions, such as architecture, marketing, sustainability, and financial services operations, along with leadership development.
Mr. McGibney joined KB Home in 2000 as a financial analyst in our Las Vegas division and went on to lead several key areas within the division, including land development, purchasing and operations. He held roles of increasing responsibility, being promoted to Senior Vice President, then Executive Vice
President and, in 2012, Mr. McGibney became Division President in Las Vegas. In 2016, he was promoted to Regional General Manager of our Arizona and Nevada businesses and in 2018, became
Regional President, with the additional responsibility for our Southern California divisions and, subsequently, two divisions in Northern California. He was appointed to the Chief Operating Officer role in 2021. Mr. McGibney brings significant operational and leadership experience from his nearly
26-year tenure with us and has a deep understanding of our distinctive Built-to-Order approach to homebuilding.
Public Company Directorships:
■KB Home
Other Professional Experience:
■Policy Advisory Board Member, Fisher Center for Real Estate and Urban Economics at
UC Berkeley Haas School of Business (2024 – present)
■Policy Advisory Board Member, Harvard Joint Center for Housing Studies (2022 – present)
■Board Member, Leading Builders of America (2021 – present)
■Board Member, Home Builders Association of Central Arizona (2017 – 2018)
■President, Nevada Home Builders Association (2016 – 2018)
■President, Southern Nevada Home Builders Association (2014); Board Member (2011 – 2016)

20	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Election of Directors Voting Standard

Jeffrey T. Mezger Executive Chairman of the Board, KB Home Age: 70 Director Service Since: 2006
Jeffrey T. Mezger, Executive Chairman of the Board, served as our Chief Executive Officer from
February 2024 to March 1, 2026, and was our President and Chief Executive Officer from
November 2006 to February 2024. He was elected Executive Chairman effective March 1, 2026, having served as Chairman since 2016. Previously, Mr. Mezger served as our Executive Vice
President and Chief Operating Officer, a position he assumed in 1999. From 1995 until 1999,
Mr. Mezger held a number of executive posts in our southwest region, including Division President,
Arizona Division, and Senior Vice President and Regional General Manager over Arizona and
Nevada. Mr. Mezger joined us in 1993 as president of the Antelope Valley Division in Southern
California. In 2012, Mr. Mezger was inducted into the California Homebuilding Foundation Hall of
Fame. Based on his two decades of service as our Chief Executive Officer, Mr. Mezger has a fundamental understanding of our business model and demonstrated exceptional operational leadership. He has also established himself as a leading voice in the industry through his over
40 years of experience in the public company homebuilding sector.
Public Company Directorships:
■KB Home
Other Professional Experience:
■Policy Advisory Board Member, Fisher Center for Real Estate and Urban Economics at
UC Berkeley Haas School of Business (2010 – present)
■Policy Advisory Board Member, Harvard Joint Center for Housing Studies (2004 – present; Board
Chair 2015 – 2016)
■Founding Chairman, Leading Builders of America (2009-2013; Executive Committee member until 2016; Board member until 2021, succeeded by Mr. McGibney)
■Executive Board Member, USC Lusk Center for Real Estate (2000 – 2018)

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	21
Ownership of KB Home Securities

The table below shows the amount and nature of our non-employee directors’ and NEOs’ respective beneficial ownership of our common stock as of March 1, 2026. Except as otherwise indicated below, the beneficial ownership is direct and each owner has sole voting and investment power with respect to the reported securities holdings.

Non-Employee Directors	Total Ownership(a)	Stock Options(b)
Jose M. Barra	12,066	—
Arthur R. Collins	10,262	—
Dorene C. Dominguez	27,306	—
Kevin P. Eltife	20,431	—
Dr. Stuart A. Gabriel	41,125	—
Dr. Thomas W. Gilligan	51,361	—
Cheryl J. Henry	4,162	—
Jodeen A. Kozlak	27,328	—
James C. Weaver	45,698	—

Named Executive Officers
Jeffrey T. Mezger	2,169,186	274,952
Robert V. McGibney	155,888	20,621
Robert R. Dillard	19,354	—
Albert Z. Praw	126,077	—
Brian J. Woram	214,569	—
All Directors and Executive Officers as a Group (14 people)	2,924,813	295,573
(a)The total ownership amount includes the stock option holdings shown on the table. No non-employee director or NEO owns more than 1% of our outstanding common stock, except for Mr. Mezger, who owns approximately 3.50%. All non-employee directors and executive officers as a group own 4.70% of our outstanding common stock. The total ownership amount reported for each non-employee director includes all equity-based compensation awarded to them for their service on the Board, encompassing shares of common stock and stock units. Included in Messrs. Mezger’s and Woram’s reported total ownership are
23,922 and 859 time-vesting restricted shares of our common stock, respectively. Dr. Gabriel and Messrs. McGibney and Praw each hold their respective vested shares of our common stock in family trusts over which they have shared voting and investment control with their respective spouses.
(b)The reported stock option amounts are the shares of our common stock that can be acquired within 60 days of March 1, 2026. We have not granted stock options as an element of director and employee compensation since 2016 and all remaining outstanding stock options will expire in October 2026.

22	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Ownership of KB Home Securities
The following table shows the ownership of each stockholder known to us to beneficially own more than five percent of our common stock. The below share ownership information (including footnotes) is based solely on the stockholders’ respective most recent filings with the SEC reporting such ownership. The rounded percentage figures below are based on the number of shares of our outstanding common stock on the record date for the Annual Meeting, which is stated under “Annual Meeting Voting Matters and Other Information.”

Stockholder(a)	Total Ownership	Percent of Class
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	8,825,772	14.2%
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	6,486,981	10.4%
FMR LLC 245 Summer Street, Boston, MA 02210	6,399,052	10.3%
State Street Corporation One Congress Street, Suite 1, Boston, MA 02114	3,484,655	5.6%
(a)The stockholders’ respective voting and dispositive power with respect to their reported ownership is presented below.

	Blackrock, Inc.(1)	The Vanguard Group, Inc.(2)	FMR LLC(3)	State Street Corporation(4)
Sole voting power	8,702,044	—	6,388,272	—
Shared voting power	—	63,117	—	3,253,982
Sole dispositive power	8,825,772	6,332,930	6,399,052	—
Shared dispositive power	—	154,051	—	3,484,655
(1)Blackrock, Inc. is a parent holding company. A BlackRock, Inc. subsidiary, BlackRock Fund Advisors, beneficially owned five percent or more of
Blackrock, Inc.’s reported total beneficial ownership. Ownership information was filed on March 31, 2025.
(2)The Vanguard Group, Inc. is an investment adviser to various investment companies. Ownership information was filed on June 30, 2025.
(3)FMR LLC is a parent holding company. A wholly-owned FMR LLC subsidiary, Fidelity Management & Research Company, an investment adviser to various investment companies beneficially owned five percent or more of FMR LLC’s reported total beneficial ownership. Ownership information was filed on September 30, 2025.
(4)State Street Corporation is a parent holding company and investment advisor. Ownership information was filed on September 30, 2025.
Stock Ownership Requirements
Our non-employee directors and senior executives are subject to stock ownership requirements to better align their interests with those of our stockholders. Our Corporate Governance Principles require each of our non-employee directors to own at least five times the Board retainer
(which currently equates to $500,000) in value of our common stock or common stock equivalents by the fifth anniversary of joining the Board.
The executive stock ownership policy requires applicable senior executives, including our NEOs, to own a certain number of shares within a specified period. The policy is discussed under “Equity Stock Ownership Policy.” Each of our non-employee directors and NEOs is in compliance with their respective policy requirements.
Delinquent Section 16(a) Reports
Under Section 16 of the Securities Exchange Act of 1934, as amended, our directors, executive officers and any persons holding more than
10% of our common stock are required to report to the SEC initial ownership of our common stock and any subsequent changes in ownership.
The SEC has established specific filing due dates, and we are required to disclose any failure to file required ownership reports by these dates. Based solely on a review of forms filed with the SEC and the written representations of such persons, we are aware of no late Section
16(a) filings other than a Form 4 filing by Mr. Mezger and a Form 4 filing by Mr. Woram, each made on February 2, 2026 to report their respective January 25, 2026 disposition of common stock to us solely to cover tax withholding obligations arising from the vesting of a previous grant of restricted shares, in each case due to an administrative oversight.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	23
Compensation Discussion
and Analysis

This compensation discussion and analysis describes our executive compensation programs and compensation decisions in 2025 for our
NEOs, who are listed below. For our 2025 fiscal year, which ended on November 30, 2025, Mr. Mezger served as our Chief Executive Officer and Mr. McGibney served as our President and Chief Operating Officer ("COO"). As described under “Board and Committee Governance
Structure,” effective March 1, 2026, Mr. Mezger became Executive Chairman of the Board and Mr. McGibney was promoted to CEO.
Robert R. Dillard joined KB Home in March 2025 as our CFO, replacing Jeff J. Kaminski, who retired as our CFO effective in early 2025 after
15 years of service.

Jeffrey T. Mezger Executive Chairman of the Board (former Chief Executive Officer)	Albert Z. Praw Executive Vice President, Real Estate and Business Development

Robert V. McGibney President and Chief Executive Officer (former Chief Operating Officer)	Brian J. Woram Executive Vice President and General Counsel

Robert R. Dillard Executive Vice President and Chief Financial Officer

Financial Performance Highlights
Following a strong 2024, in 2025, we generated solid financial and operational results amid challenging and generally softer conditions, as discussed in the Annual Report, while also positioning our business for future growth. We delivered nearly 13,000 homes and expanded our scale, with our ending community count up 5% year over year, reflecting our investment of more than $2.6 billion in land acquisition and development during 2025, as well as our land-related investments in prior years. At the same time, through common stock repurchases and quarterly cash dividends, we returned more than $600 million to our stockholders. In addition, we continued to build our brand and advance our industry leadership in sustainability, receiving broad recognition for our accomplishments and contributions, including those made in the markets and communities in which we operate.
Annual Performance Summary

■Revenues totaled $6.24 billion, with nearly 13,000 homes delivered.	■Produced pretax income of $554.2 million and net income of $428.8 million.
■Generated diluted earnings per share of $6.15, and increased book value per share to $61.75, up 10% year over year.	■Our one-year total stockholder return (“TSR”) placed us at the 42nd percentile of our peer group.

24	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis Financial Performance Highlights
Long-Term Performance and Growth
Our three-year TSR placed us at the 67th percentile of our peer group, and our five-year TSR was at the 42nd percentile. In addition, over the five-year period measured from our 2020 fiscal year end to our 2025 fiscal year end, we generated the following significant improvements in our financial performance, despite the negative impact to our results from the headwinds we experienced in 2025:
■Total revenues rose from $4.18 billion to $6.24 billion, a
49% increase.
■Pretax income grew from $364.0 million to $554.2 million,
up 52%.
■Net income increased from $296.2 million to $428.8 million, a
45% improvement.
■Diluted earnings per share rose from $3.13 to $6.15, up 96%.
■Book value per share improved 112%, from $29.09 to $61.75,
reflecting our performance and common stock repurchases.
■Debt to capital ratio improved significantly from 39.6% to 30.3%.
As shown below, we achieved strong diluted earnings per share results, improved book value per share and healthy total revenues and net income performance over the identified periods.

Diluted Earnings Per Share

$9.75
$9.00
$8.25
$7.50
$6.75
$6.00
$5.25
$4.50
$3.75
$3.00
$2.25
$6.01
$7.03
$6.15
2021
2023
2025

Total Revenues ($ in millions)

$7,500
$7,000
$6,500
$6,000
$5,500
$5,000
$4,500
$4,000
$3,500
$3,000
$5,724.9
$6,410.6
$6,236.2
2021
2023
2025

Book Value Per Share

$61.75
$50.22
$34.23
$60
$55
$50
$45
$40
$35
$30
$25
2021
2023
2025

Net Income ($ in millions)

$850
$800
$750
$700
$650
$600
$550
$500
$450
$400
$350
$300
$250
$564.7
$590.2
$428.8
2021
2023
2025

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	25

Compensation Discussion and Analysis Pay For Performance — 2025 Fiscal Year CEO Compensation
Recent Recognition
We have been recognized by the following prominent organizations, among others, for our sustainability and human capital initiatives and practices, as well as our dedicated focus on
customer satisfaction:
■Newsweek’s 2026 list of America’s Most Responsible
Companies – We were once again named by Newsweek as one
of America’s most responsible companies, the highest-ranked
national builder and the only one to make this distinguished list six years in a row. This recognition is based on our industry-
leading environmental and social practices.
■Time Magazine’s 2025 list of World’s Best Companies – We
were the only national homebuilder to make this list. The
recognition is based on a comprehensive analysis conducted to identify the top-performing companies around the globe and is based on evaluation criteria of employee satisfaction, revenue growth and sustainability.
■Time Magazine’s 2025 list of America’s Best Midsize Companies
– We have been the only national homebuilder to receive this distinction every year since its inception, which is based on more than 15 different criteria, including employee satisfaction, revenue growth and sustainability transparency.
■USA Today’s 2025 list of America’s Climate Leaders – We were the highest-ranked homebuilder in consideration of, among
other things, our annualized reductions in emission intensity and carbon disclosure rating.
■In 2025, AvidCX™, a trusted platform of homebuyer experience insights, recognized us with an unprecedented 18 division-level
AvidCX awards, including the prestigious 2025 AvidCX Cup,
based on customer surveys taken during the first year of
homeownership. We also received an impressive 108 AvidCX
Service awards honoring our team members in sales, design,
construction and customer care, and our mortgage partner
employees, who rank in the top 5% nationally in
customer satisfaction.
Pay For Performance — 2025 Fiscal Year
CEO Compensation
■Approximately 92% of Mr. Mezger’s 2025 total direct
compensation as CEO (i.e., value of base salary and annual
incentive award, and target value of long-term incentive award)
was performance-based. His base salary has remained the
same since 2017.
■While we achieved solid financial and operational performance in 2025 amid challenging market conditions, Mr. Mezger’s total annual incentive payout was approximately $5.85 million, about
25% lower than the prior year, reflecting our year-over-year reduction in pretax income.
■Mr. Mezger’s long-term incentive award granted in October 2025 was, as in prior years, solely performance-based restricted stock units (“PSUs”), with a three-year performance period and the target award grant value equal to the prior year consistent with our multi-year shift in emphasis away from cash and toward
equity incentives, and in the context of peer group and general market data.
■Mr. Mezger earned his long-term incentive award at 150% of
target (as discussed under “2022 PSU Awards”), reflecting our overall weighted performance across the three applicable
measures during the three-year performance period that ran
from December 1, 2022 to November 30, 2025.
■Taken together, Mr. Mezger’s overall total direct compensation was down approximately 12% from the prior year.
The table below compares Mr. Mezger’s total direct compensation for 2025 and 2024.

Total Direct Compensation*	2025	2024	Change
Base Salary	$1,150,000	$1,150,000	$—
Annual Incentive Plan Compensation(a)	5,846,862	7,795,702	(1,948,840)
Long-Term Incentive Awards(b)	7,200,017	7,199,979	38
TOTAL	$14,196,879	$16,145,681	$(1,948,802)
*This table does not include certain amounts that are reported in the Summary Compensation Table. It excludes the change in Mr. Mezger’s pension value, a required reporting item that represents only the actuarial change in Mr. Mezger’s pension benefits based on interest rate fluctuations. It does not reflect any new benefits, cash or other compensation granted to or received by Mr. Mezger. This benefit has been frozen with no additional benefit accruals since 2004
(other than the same cost-of-living adjustments applied to federal social security benefits). Additionally, this table excludes amounts in the “All Other
Compensation” category, which represents less than 1% of Mr. Mezger’s total annual compensation as reported in the Summary Compensation Table.
(a)Reflects Mr. Mezger’s entire annual incentive for each year, including both the portion paid out in cash and, as applicable to his 2024 compensation, the portion paid out in time-vesting restricted stock in lieu of cash.
(b)Equals the target value of Mr. Mezger’s long-term incentive award grants for each year, consisting solely of PSUs.

26	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis Engaging With Our Stockholders

Engaging With Our Stockholders
Direct engagement with our stockholders is an integral part of managing our business to drive long-term value and aligns with our core value of building strong and collaborative relationships.
Why We Engage

To Interact:	To Inform:	To Improve:

We seek to understand the issues that are important to our stockholders through an ongoing, two-way dialogue in which we can respectfully discuss their priorities.	We are committed to providing transparency into our strategy, performance, outlook and sustainability- related practices.	We use feedback from stockholders to enhance our public disclosures and consider it in our decision-making.

How We Engage
We conduct extensive stockholder outreach throughout the year, typically engaging with the investment management representatives of our largest stockholders, as well as their governance representatives. Our stockholder conversations involve our senior management, investor relations, human resources and legal executives. Matters raised in these engagements are actively discussed with directors as relevant.
In 2025, we continued our longstanding practice of reaching out to our stockholders, including each of our 25 largest stockholders, in advance of our annual meeting and we engaged with holders representing over 50% of our outstanding shares through written communications, phone calls and virtual meetings. We conducted additional proactive outreach with some of our largest stockholders throughout the balance of the year. While we had fewer direct discussions with stockholders ahead of our 2025 annual meeting than in prior years due to certain SEC guidance issued in February 2025, during the course of the meetings we had, we discussed and received constructive feedback on a broad range of topics. The topics included our company strategy and performance, executive compensation, workforce efficiency, board tenure and composition, and governance matters.
We also provide stockholders with opportunities throughout the year to engage with us. We participate in formal events, including sell-side analyst hosted conferences, non-deal roadshows, and investor visits to our communities. In addition, we speak with stockholders more informally during the year, particularly following the announcement of our quarterly earnings results.
Actions Taken Following Stockholder Engagements
We value our stockholders’ opinions and are responsive to them. At our 2025 annual meeting, stockholder support for our proposal on NEO compensation was approximately 88%, a more than 650 basis-point improvement from the prior year. The feedback we have received in the past few years through our stockholder engagement efforts has shaped our executive compensation program in several ways, including the following, strengthening the connection between our performance and executive compensation:
■We developed with the Compensation Committee and FWC a structured scorecard methodology to guide annual incentive payout determinations.
■We reduced Mr. Mezger’s non-equity incentive cash payout each year since 2021 despite strong performance, with more emphasis placed on time- and performance-vesting equity awards that align executive interests with those of our stockholders.
■We capped cash payouts for annual incentives to our NEOs.
2026 Compensation
In 2026, we implemented a carefully considered leadership succession process, promoting Mr. McGibney to the CEO role, with Mr. Mezger becoming Executive Chairman of the Board, both effective March 1, 2026.
In conjunction with the transition, we increased Mr. McGibney’s compensation to a level consistent with newly appointed chief executive officers in our industry and reflecting Mr. McGibney’s expanded responsibilities. In particular, we raised his annual base salary to $1.0 million and increased his target annual incentive payout opportunity to 225% of base salary, while keeping the multiplier for his maximum opportunity unchanged at three times his base salary. The Compensation Committee is expected to make a competitive equity-based promotional grant to
Mr. McGibney in April. Neither Mr. Mezger’s base salary nor his annual incentive compensation target changed given our Board’s intent that
Mr. Mezger’s Executive Chairmanship include a broad range of high-level management responsibilities — as described in the amended
Current Report on Form 8-K/A filed with the SEC on February 26, 2026 — for at least the next year, and in recognition of Mr. Mezger’s tenure, institutional knowledge and importance to a smooth leadership transition.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	27

Compensation Discussion and Analysis Engaging With Our Stockholders
The adjustments to our executive compensation programs complemented the following elements, which we have maintained for several years:

Compensation Governance

What We Do	What We Don’t Do

Engage with and consider stockholder input in designing and refining our executive pay programs.	No re-pricing or cash-out of underwater stock options without stockholder approval.

Link one- and three-year NEO incentive pay to objective, pre-set, financial performance goals.	We prohibit our employees and non-employee directors from hedging or pledging their holdings of our securities.

Solely utilize PSUs for our NEOs’ regular long-term incentive grants, and subject NEOs to robust stock ownership requirements.	No new executive officer severance arrangements above a certain amount without stockholder approval (see under “Severance Arrangements”).

Subject employee equity-based awards to double-trigger vesting in a change in control.	No new excise tax “gross-ups” for any officer or employee.

Maintain an incentive-based compensation recovery (a/ k/a “clawback”) policy that is consistent with NYSE rules.	No payments of dividends or dividend equivalents on performance-based equity awards before they vest.

Perform, under Compensation Committee oversight, annual risk assessments to determine that our employee compensation policies and programs are not likely to have a material adverse effect on us.	No excessive perquisites. Perquisites are generally limited to market-competitive medical benefits and the opportunity to participate in a deferred compensation plan.

Engage, at the sole direction of the Compensation Committee, an independent compensation consultant.

Consider our sustainability-related programs’ progress in annual incentive plan performance assessments.

Maintain a relevant industry peer group.

28	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis Pay Program Overview
Pay Program Overview
The table below sets forth the components of, and rationale for, each element of our executive compensation program.

Compensation Type	Description	Rationale

Base Salary	■Fixed compensation delivered in cash on a semi- monthly basis.	■A market-aligned component of the overall pay package to provide a baseline level of pay; key to attracting and retaining highly qualified executives.

Annual Incentive Program
■Our NEOs’ 2025 annual incentives were
performance-based and formula-driven, focused
on pretax income and asset efficiency measures,
with final determinations based on a structured
incentive compensation scorecard.
■The 2025 annual incentives had cash payout
limits, set at 80% of each participant’s
maximum opportunity.
■Motivates achievement of core strategic short- term financial results with additional emphasis on attaining specified key leadership, strategic planning and execution objectives.

Long-Term Incentive Program
■PSUs constituted 100% of our NEOs’ regular
long-term incentive grants, similar to our
2018-2024 grants.
■2025 grants have three separate three-year
performance measures: cumulative adjusted
earnings per share, average adjusted return on
invested capital, and revenue growth versus our
peer group.

■Establishes strong alignment with long-term
stockholder interests through performance-based
payouts in shares of our common stock.
■Focuses executives on achievement of long-term
results and encourages retention. For the 2025
awards, we provide continued vesting of PSUs for
long-tenured employees upon their retirement.

Retirement Programs and Perquisites
■A 401(k) plan in which all eligible employees may
participate; market-competitive medical, dental
and vision benefits; and the opportunity to
participate in a deferred compensation plan.
■Legacy executive retirement and death benefit
plans have been closed to new participants for
more than 20 years.
■Programs are aligned with market practices. ■Focuses executives on earning rewards through performance pay elements, not as entitlements.

As outlined above, we place a significant emphasis on at-risk, performance-based pay. As shown below, in 2025, approximately 92% of
Mr. Mezger’s total direct compensation consisted of performance-based and/or at-risk vehicles. For our other NEOs, including Mr. McGibney, such vehicles, on average, approximated 81% of their 2025 total direct compensation. The long-term incentives identified below consist solely of PSUs.

2025 CEO Compensation Mix

2025 Other NEO Compensation Mix
45%
Long-Term
Incentives
8%
Base Salary
19%
Base Salary
51%
Long-Term
Incentives
41%
Annual
Incentives
36%
Annual
Incentives

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	29

Compensation Discussion and Analysis NEO Compensation Components
NEO Compensation Components
Base Salaries
The Compensation Committee annually reviews and approves our CEO’s and our other NEOs’ base salaries. The Compensation Committee approves NEO base salaries after considering several factors, including an NEO’s experience, specific responsibilities, capabilities, individual performance and expected future contributions; our current and expected financial and operational results; and market pay levels and trends to ensure competitiveness.
In July 2025, based on an evaluation of these factors, our business trajectory and challenges, and recommendations by Mr. Mezger (who was
CEO at the time), the Compensation Committee approved base salary increases for each NEO, other than Mr. Dillard, who joined us on
March 31, 2025, Mr. Kaminski and Mr. Mezger. Mr. Mezger last received an increase in 2017, his only increase since 2007.
2025 Annual Incentives

Mr. Mezger’s performance-driven annual incentive award payout of $5.85 million was determined pursuant to a largely formula-
based plan. Mr. Mezger’s total award decreased approximately $1.95 million, or about 25%, from the prior year, reflecting strong pay and performance alignment, which is a key feature of our annual incentive plan.

Our annual incentive program is designed to drive results within a single fiscal year period, with pay outcomes tied to our performance on total adjusted pretax income (“API”). The program is based on two components.
■First, threshold and target API goals are set based on our internal objectives established near the beginning of each year, which take into account expected business conditions. API is our total pretax income excluding certain compensation expenses and certain inventory-
related charges as shown in the reconciliation included in Annex 2. Payouts under this first component are capped at each participant’s respective target payout level.
■Second, for the participants to earn any above-target payouts, API must exceed a hurdle based on a pre-set minimum asset efficiency objective. If the hurdle is met, an asset efficiency performance pool is funded for every dollar of API over the hurdle. The funded pool is then allocated based on the participants’ individual performance and contributions as evaluated under a structured scorecard methodology, which is outlined below, and such allocations are further limited by the individual maximum payout amounts approved under the plan.
We view API as a comprehensive short-term measure of our senior officers’ performance, as it reflects their ability to produce profits by generating revenues, managing expenses and controlling fixed costs. In addition, with the homebuilding industry’s significant cyclicality and its volatility in recent years, using API as a primary measure intrinsically scales senior officer pay outcomes (down or up) relative to the API generated in a one-year period. Combining the API and asset efficiency measures is intended to motivate our senior officers to generate profitable growth aligned with our strategic goals.
In addition, since 2022, we cap each participating officer’s cash payout at 80% of their respective maximum opportunity, with the balance of any earned award above that level paid out in time-vesting restricted stock in lieu of cash. In 2025, all NEO annual incentive payouts were below the 80% threshold; accordingly, all such payouts were made entirely in cash.
The 2025 individual target payout opportunities remained the same as for 2024 and were set at 225% of base salary for Mr. Mezger, our CEO in 2025, 175% for Mr. McGibney, who was our COO in 2025 before his promotion to CEO in 2026, and 140% for our other NEOs, excluding
Mr. Kaminski, who did not participate in the 2025 program due to his retirement. As shown in the Grants of Plan-Based Awards During Fiscal
Year 2025 table, maximum payout opportunities were limited to a multiple of target. The target and maximum opportunities were designed to generate payout levels that, if achieved, would appropriately reward strong performance for 2025, and together with base salary and long-term incentives, provide competitive total direct compensation.

30	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis NEO Compensation Components
2025 Annual Incentive Program Component Determinations
Our NEOs received annual incentive payouts under the 2025 program as described below.
API Performance Relative to Goals Component
Early in 2025, the Compensation Committee set our API performance target at $700.0 million, on par with our 2024 target API performance goal. This API target was set approximately 25% below our 2024 actual API performance, primarily due to the highly uncertain operating environment and difficult housing market conditions anticipated for 2025 from persistently elevated mortgage interest rates and softer demand.
Additionally, the number of homes in our 2025 beginning backlog was down approximately 20% and the value of those homes was down about
16%, both as compared to the previous year. While our executives drove strong operational execution during the year, including further improving our build times, lowering construction costs, continuing to effectively balance pace and price to optimize each asset and maintaining high customer satisfaction levels, the challenging conditions in 2025 resulted in our achieving an API of $616.3 million, approximately 12%
below our 2025 API target. Based on this performance compared to target, per the annual incentive plan formula, NEO payouts were calculated at 76% of each NEO’s individual target amount under this component of the program, as explained above and shown in the table below.
2025 API PERFORMANCE LEVELS AND PAYOUT SUMMARY

	Threshold	Target	Actual Result
API Performance Levels	$525.0 million	$700.0 million	$616.3 million
API Performance Levels Relative to Target	75%	100%	88%
Payout Level Ratios	50%	100%	76%
API Performance Relative to Asset Efficiency Component
Under this component, (a) 2.25% of each dollar of API over our minimum asset efficiency objective and up to 110% of the API target, and
(b) 3.25% of each dollar of API above 110% of our 2025 API target, funded an additional annual incentive pool to be allocated among the participating officers. The Compensation Committee set the minimum asset efficiency objective at a 3% return on inventory for 2025, consistent with the prior year. Therefore, the 2025 minimum asset efficiency objective was $168.0 million. Because our 2025 API exceeded the minimum asset efficiency objective by $448.3 million, the asset efficiency performance pool could be funded up to a total level of approximately $10.1 million, compared to approximately $19.2 million for 2024.
Annual Incentive Compensation Scorecard and Individual Performance
Factor (or “IPF”)
The Compensation Committee determined the asset efficiency performance pool’s allocation to the participating officers (which included the
NEOs and several other of our senior officers), guided by a detailed scorecard methodology through which their individual 2025 performance and contributions were assessed across four key dimensions: financial results, execution, strategic planning and leadership. Within the scorecard structure, each participating officer received points in each dimension based on Mr. Mezger’s (then-CEO) assessment of their performance, and on the Compensation Committee’s assessment, with FWC’s assistance, of Mr. Mezger’s performance. The respective cumulative points a participating officer achieved corresponded to an IPF range with upper and lower limits of potential payouts to the officer of the total available asset efficiency performance pool. These pre-established IPF-based payout ranges, outlined below, took into consideration each participating officer’s 2025 annual incentive payout opportunities at threshold, target and maximum levels; historical relative annual incentive payouts by functional role; additional individual accomplishments and competitive market pay information.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	31

Compensation Discussion and Analysis NEO Compensation Components
2025 Annual Incentive Compensation Scorecard

Dimension	Financial Results (0-8 pts.)	Execution (0-4 pts.)

Goals and Objectives
Meet or exceed fiscal year 2025 goals for:
■Homebuilding revenues
■Homebuilding operating income as a percentage
of total revenues
■Selling, general and administrative expenses as
a percentage of homebuilding revenues
■Cash flow
■Return on equity
■Diluted earnings per share

■Optimize performance of each community by
balancing pricing, sales pace and return
on investment
■Align and reduce fixed costs to better reflect delivery
and revenue expectations for fiscal year 2025
■Achieve a minimum 90% customer satisfaction rating
in the majority of served markets, per an outside firm
■Enhance supply chain to ensure ability to support the
business with qualified partners that have committed
to our Supplier Code of Conduct and home
affordability initiatives
■Analyze workplace practices, including as to pay,
with respect to equitable outcomes

	Strategic Planning (0-4 pts.)	Leadership (0-4 pts.)

■Build forecasts and business plans to reflect
current and expected future market conditions
■Establish future community count pipeline
through 2026 in response to current market
conditions and community needs
■Develop long-term objectives supported by
concrete action plans for sustainability-related
goals, such as home efficiency levels and
workforce inclusion, wellness and safety

■Attract, retain and develop critical talent, especially in
land disciplines, to drive growth and future results
■Enhance culture of customer obsession, driving best
in class results in homebuyer satisfaction
■Strive to achieve top homebuilder rankings and
external recognition for our sustainability-related
accomplishments

MAXIMUM POTENTIAL IPF PER CUMULATIVE SCORECARD POINTS

Cumulative Scorecard Points	Mr. Mezger	Mr. McGibney	Mr. Dillard	Mr. Praw	Mr. Woram
18-20	47.00%	21.00%	4.00%	7.75%	6.75%
15-17.9	42.00%	18.00%	3.00%	6.75%	5.75%
11-14.9	37.00%	15.00%	2.00%	5.75%	4.75%
0-10.9	32.00%	12.00%	1.00%	4.75%	3.75%

32	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis NEO Compensation Components
Based on each NEO’s cumulative points from the scorecard assessment, the Compensation Committee determined the IPF for each NEO, as shown in the table below, within the corresponding IPF bands in the above table. Mr. Dillard's maximum potential and actual IPF result reflect his partial year of service in 2025. Given our performance relative to our 2025 API target, the Compensation Committee determined reduced point levels for the financial results area than in previous years, resulting in correspondingly lower cumulative point totals for the participants.

Named Executive Officer	2025 Cumulative Scorecard Points	2025 IPF
Mr. Mezger	15.5	38.5%
Mr. McGibney	15.5	15.8%
Mr. Dillard	14.0	1.7%
Mr. Praw	14.5	5.6%
Mr. Woram	14.5	4.6%
The table below summarizes our NEOs’ individual performance contributions that informed their IPF assessments under the scorecard.

NEO	2025 NEO Individual Performance Contributions

Mr. Mezger
■Led the strategy that resulted in an increase in our book value per share to $61.75, representing a 10% year-
over-year improvement and 23% growth since 2023
■Directed a balanced overall capital allocation strategy that prioritized investments in land and land development to drive the future growth of our business, while also returning more than $600 million of capital to our stockholders, including through cash dividends
■Drove our solid financial results in 2025, including meeting or exceeding nearly all our fourth-quarter financial targets
■Continued to promote our culture of customer obsession, achieving our highest-ever customer satisfaction levels in 2025 based on homebuyer surveys, and maintaining our position as a leader in customer satisfaction among national homebuilders based on third-party surveys
■Advanced our sustainability leadership, which is broadly recognized by third parties, including Newsweek, Time
Magazine and USA Today
■Led, in conjunction with our human resources team, the hiring, development and promotion of several senior corporate, regional and division leaders in alignment with our talent and leadership strategies, enhancing our succession planning and expanding our leadership bench, including positioning Mr. McGibney for promotion to
CEO effective March 1, 2026

Mr. McGibney
■Led our field teams in delivering nearly 13,000 homes and generating revenues in excess of $6.2 billion, with solid profitability performance
■Spearheaded our simplified sales strategy, including transparent pricing for consumers and the reduction or elimination of sales incentives
■Drove additional significant improvement in our average build times and direct cost reduction initiatives, accelerating operational efficiency objectives
■Directed solid execution on our new community opening strategies, resulting in our achieving a year-end community count of 271, up 5% from 2024
■Worked with our mortgage banking joint-venture partner to develop and deploy programs designed to support net orders and secure our backlog amid ongoing mortgage interest rate headwinds
■Headed our internal Sustainability Leadership Team and led our National Advisory Board, both of which inform us of our future goals regarding sustainability-related initiatives
■Mentored regional and division leadership while expanding our leadership bench, including the promotion of several leaders into regional and national roles, to advance growth and business model execution

Mr. Dillard
■Improved liquidity and capital efficiency by obtaining a new, upsized $1.2 billion five-year unsecured revolving credit facility and extending the maturity of our $360 million term loan from August 2026 to November 2029.
■Developed and implemented a stockholder-focused capital structure and executed our capital allocation strategy centered on long-term value creation, emphasizing disciplined land purchases and efficient balance sheet management
■With our treasury team, successfully completed $538 million of common stock repurchases at an average price per share below book value
■Leveraged new technology to more effectively utilize cash and facilitate the payoff of all borrowings outstanding under our unsecured revolving credit facility by the end of the fiscal year

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	33

Compensation Discussion and Analysis NEO Compensation Components

NEO	2025 NEO Individual Performance Contributions

Mr. Praw
■Strategically managed our land pipeline and new land acquisitions that balanced a growth mandate against then-
current market conditions
■Set future community count and growth targets for each submarket by price point and product type, with targets grounded in realistic sales paces and projected returns on the proposed investments
■Structured or restructured transactions to meet financial metrics expected to be accretive to returns and margin benchmarks, as well as grounded in real time needs for community count growth based on backlog, land owned and optioned, and development timelines
■Established new and strengthened existing relationships with land sellers, developers and potential capital resources to maximize both growth opportunities and return on investment
■Mentored division land team members through regular strategic land meetings, and directly participated in structuring and negotiating certain transactions with complex deal terms

Mr. Woram
■Successfully led litigation management, insurance recoveries and litigation avoidance strategies, including several favorable resolutions, resulting in better-than-expected financial and cash flow outcomes for the company
■Provided responsive and skillful support of land transactions and the transactional attorney team, including career development and mentorship of high-potential team members while optimizing efficient external legal spending
■Directed our risk management and compliance efforts including workforce safety and employment practices, consumer regulatory compliance, and insurance programs

Under the 2025 program terms, cash payouts were limited to 80% of a participating officer’s respective total maximum payout opportunity, with any earned award balance above the cash maximum paid in time-vesting restricted stock. The 80% threshold was not reached in 2025;
therefore, each Total Payout in the table below was made entirely in cash.
2025 ANNUAL INCENTIVE PROGRAM COMPONENT AND TOTAL PAYOUT LEVELS(a)

NEO	API Performance Component Payout	Asset Efficiency Component Payout	Total Payout
Mr. Mezger	$1,968,570	$3,878,292	$5,846,862
Mr. McGibney	1,238,202	1,588,637	2,826,839
Mr. Dillard	532,560	168,446	701,006
Mr. Praw	788,189	564,849	1,353,038
Mr. Woram	788,189	464,991	1,253,180
(a)Annex 2 to this Proxy Statement contains a reconciliation of our pretax income calculated in accordance with U.S. generally accepted accounting principles
(“GAAP”) to the non-GAAP financial measure of API.
2026 Annual Incentive Program
The 2026 annual incentive program will be similar to our 2025 program, including a primarily formula-driven funding structure established by
API and asset efficiency performance measures with payout levels determined by our outcomes on these measures and individual performance against key scorecard objectives. The pre-established 2026 annual incentive program’s API target performance goal will reflect, among other things, the Compensation Committee’s consideration of then-expected business conditions for the current year.
Long-Term Incentives
In April 2025, the Compensation Committee approved a $1.0 million three-year ratable vesting restricted stock award to Mr. Dillard in connection with his joining us as CFO, consistent with market practice for the position, and any vested shares will be subject to our stock ownership policy requirements (see under “Equity Stock Ownership Policy”).  In October 2025, the Compensation Committee approved long-
term incentive awards to our NEOs consisting solely of PSUs to reinforce the alignment of pay with our performance and stockholder value creation. The target value of Mr. Mezger’s award was the same as in 2024, maintaining our emphasis toward equity in the ratio of cash and equity compensation components in order to enhance alignment and stockholder value creation. The following target awards were made to our
NEOs (excluding Mr. Kaminski, who did not receive an award due to his retirement), with the intention to maintain competitive pay arrangements, grounded in peer group and market data analysis; reward strong long-term performance; and aid in retaining key talent:
NEO LONG-TERM INCENTIVES GRANTED IN 2025

	PSUs #	PSUs $
Mr. Mezger	125,022	$7,200,017
Mr. McGibney	60,774	3,499,975
Mr. Dillard(a)	30,387	1,749,987
Mr. Praw	16,496	950,005
Mr. Woram	16,496	950,005
(a)Additionally, as noted above, Mr. Dillard received an on-boarding restricted stock grant valued at $1.0 million. The number of shares granted was 19,354.

34	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis NEO Compensation Components
Performance-Based Restricted Stock Units
We have granted PSUs to our executive officers each year since 2012. As with prior PSU grants, the PSUs granted in 2025 are designed to focus our executive officers on achieving important long-term financial objectives over a three-year period. The 2025 PSU measures described below are a combination of absolute and relative metrics that should generate positive outcomes for our business, and, if achieved, are expected to be strong drivers of stockholder value creation.

PSU Measures	Weight	Purpose
■Cumulative Adjusted Earnings Per Share (“AEPS”)	40%	Measures profitability trajectory over the period
■Average Adjusted Return on Invested Capital (“AROIC”)	35%	Measures profitability relative to capital deployed
■Revenue Growth Rank Versus Peers	25%	Measures top-line growth relative to peers
The 2025 PSU amounts shown in the table above reflect a target award of shares of our common stock and their grant date fair value. Each
2025 PSU entitles a recipient to earn 0% to 200% of his target award depending on our performance relative to the above-noted performance measures over the three-year period of December 1, 2025 to November 30, 2028. The AEPS and AROIC measures’ performance will be determined on a tax-effected basis that excludes only pre-specified categories of compensation expense; certain inventory-related charges;
and other extraordinary items approved by the Compensation Committee. Upon vesting, each 2025 PSU recipient is entitled to receive a proportionate amount of credited cash dividends that are paid in respect of one share of our common stock with a record date between the grant date and the date the Compensation Committee determines the applicable performance achievements, if any. Except for death, disability or meeting long-term service retirement and related restrictive covenant requirements, a recipient will forfeit any rights to a 2025 PSU payout if the recipient terminates service before the date the Compensation Committee determines the applicable performance achievements.
The following tables present our goals with respect to the 2022 – 2025 absolute PSU performance measures. As shown below, the goals for both the AEPS and AROIC measures generally increased year over year from 2022 through 2024 at threshold, target and maximum performance levels that reflected our relatively favorable expectations at the time of each grant, including as to future market conditions, during the respective performance periods. As it relates to fiscal year 2025, when the Compensation Committee established the PSU measures and goals in the fourth quarter, homebuyer demand had been soft for an extended period as tepid consumer confidence, macroeconomic and geopolitical uncertainties, affordability challenges and persistently elevated mortgage loan interest rates over the course of 2025 limited the pool of actionable buyers and caused many of those buyers to hesitate on making purchase decisions. In all cases, the goals identified below have reflected our expectations regarding future performance against the measures at the times that the goals were set.

Performance Measure	PSU Grant Year	Performance Period	Threshold Goal	Target Goal	Maximum Goal
AEPS	2022	2023-2025	$5.43	$7.75	$10.08
	2023	2024-2026	$7.35	$10.50	$13.65
	2024	2025-2027	$12.40	$15.50	$18.60
	2025	2026-2028	$9.32	$11.65	$13.98
AROIC	2022	2023-2025	4.3%	6.1%	7.9%
	2023	2024-2026	6.3%	9.0%	11.7%
	2024	2025-2027	7.5%	9.4%	11.3%
	2025	2026-2028	5.6%	7.0%	8.4%
We utilize a percentile rank approach to determine the target award multiplier for the relative revenue growth measure as outlined in the table below. The applicable peer group is established at the respective grant date and adjustments are made if certain events occur (e.g., a peer group member is involved in a “take private” transaction) during the relevant performance period. Payouts for performance between the levels shown below are determined by straight-line interpolation.

Relative Revenue Growth	Performance (Rank)	Target Award Multiplier
	75th Percentile or above	200%
	50th Percentile (Median)	100%
	25th Percentile	25%
	Below 25th Percentile	0%
As with our annual incentive program, the Compensation Committee intends the threshold performance levels outlined above to be reasonably achievable, yet uncertain to be met under expected market and business conditions at the time of grant. Target performance levels are designed to require significant management effort to achieve, and maximum performance levels are designed to be measurably more difficult to achieve than target performance levels. Each of these performance levels directly scale to threshold, target and maximum payout opportunities. As vesting for the PSUs granted in 2023 – 2025 will not be determined until after their respective performance periods end, we cannot predict the extent to which any shares under these awards will ultimately vest.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	35

Compensation Discussion and Analysis NEO Compensation Components
2022 PSU Awards
The PSUs granted to our executive officers in 2022 entitled recipients to a grant of 0% to 200% of a target award of shares of our common stock based on our AEPS performance, AROIC performance, and relative revenue growth performance (with the respective rankings and multipliers as shown in the above table) over the three-year period from December 1, 2022 to November 30, 2025. The applicable AEPS and
AROIC performance measures and goals are set forth below.

2022 PSU Performance Measure	2022 PSU Performance Goals	2022 PSU Target Award Multiplier
AEPS	$10.08 and above	200%
	$7.75	100%
	$5.43	25%
	Below $5.43	0%
AROIC	7.9% and above	200%
	6.1%	100%
	4.3%	25%
	Below 4.3%	0%
2022 PSU AWARD DETERMINATIONS

Performance Measure	Performance Period Results	Target Award Multiplier
AEPS (40% weight)	$21.79*	200%
AROIC (35% weight)	10.0%	200%
Relative Revenue Growth (25% weight)	10th percentile (10th)	—%
	Total Attainment	150%
*Annex 2 to this Proxy Statement contains a reconciliation of our net income and diluted earnings per share calculated in accordance with GAAP to the non-GAAP financial measures of adjusted net income and adjusted earnings per share used in computing AEPS and AROIC.
The AEPS performance result for the 2022 PSUs exceeded the $10.08 maximum goal level set at the time of grant and reflected our emphasis on growing our diluted earnings per share for the three-year 2023 – 2025 performance period by 16% compared to the prior three-year period
(2020 – 2022), even amid volatile housing market conditions, as well as the favorable impact of our common stock repurchases. Strong profitability and cumulative adjusted net income of approximately $1.68 billion contributed to our AROIC result, and we exceeded our maximum goal for this measure. The relative revenue ranking for the 2022 PSUs reflected our revenue performance over the applicable period, placing us 10th in the peer group for rate of revenue growth. As outlined in the above table, our performance placed us below the threshold set at the 25th percentile of our peer group, resulting in a zero payout for this measure. All of these outcomes were uncertain at the time the 2022 PSUs were granted, and the Compensation Committee determined that they required significant management effort to achieve and sustain through the entirety of the performance period.
On February 20, 2026, the Compensation Committee certified the performance we achieved for the three-year period ended November 30,
2025 and approved share payouts with respect to the 2022 PSUs at 150% of target as set forth in the table below. Mr. Dillard was not a participant in the 2022 PSU program because he joined us after the 2022 PSUs were granted. Per the PSU program award agreement,
Mr. Kaminski’s 2022 PSU target award was prorated based on the period of his employment with us during the performance period and paid according to the performance achieved.
2022 PSU AWARDS

NEO	Target Award(#)	Actual Award(#)
Mr. Mezger	166,003	249,005
Mr. McGibney	66,401	99,602
Mr. Praw	29,880	44,820
Mr. Woram	28,220	42,330
Mr. Kaminski	41,316	61,974

36	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis Executive Compensation Decision-Making Process and Policies
Executive Compensation Decision-Making
Process and Policies
Pursuant to its charter, the Compensation Committee oversees the decision-making process for our executive compensation and benefits policies and programs. In making executive compensation decisions, the Compensation Committee considers a variety of factors and data, most importantly our performance and individual executives’ performance, and the totality of compensation that may be paid. Among the data the Compensation Committee considers is our financial and operational performance, including comparisons to prior years’ performance, our current business plans and our peer group; surveys and forecasts of comparative general industry and peer group compensation and benefits practices; and, at least annually, management-prepared tally sheets for senior executives with up to six years of compensation data.
Role of Our Management and Compensation Consultants
In 2025, Mr. Mezger, our senior human resources and legal department executives, and FWC provided information and recommendations to assist the Compensation Committee’s decision-making and advise on compliance and disclosure requirements. The Compensation Committee does not delegate its decision-making authority to management, except for establishing certain performance goals under our performance cash program for participating division-level personnel and certain administrative actions under our current equity compensation plan, but only to the extent consistent with our equity-based award grant policy and applicable law. FWC, which the Compensation Committee directly retains, attends Compensation Committee meetings as needed, communicates between meetings with the Compensation Committee chair and other committee members, advises the Compensation Committee as to the Executive Chairman’s, the CEO’s and other executive officers’
compensation, and assists the Compensation Committee with the annual employee compensation risk assessment, as discussed under
“Management Development and Compensation Committee—Delegated Risk Oversight.” To maintain its independence and avoid any conflicts of interest, FWC may not work directly for our management unless the Compensation Committee pre-approves the work, including fees.
During 2025, FWC did not provide any services that would have required such pre-approval. Based on its consideration of factors under New
York Stock Exchange (“NYSE”) listing standards, the Compensation Committee determined that FWC’s work did not raise any conflicts of interest, and therefore considered FWC to be independent.
Peer Group
Our peer group is composed solely of U.S. public companies that, like us, are engaged in high production homebuilding as their primary business. We compete with all these companies for both homebuyers and management talent. The competition with these companies for talent reflects our, and their, need to attract and retain high caliber management and other personnel with strong high production homebuilding expertise and experience to execute business activities nationally as well as in specific local markets. Therefore, a principal focus of our compensation and benefits programs is to meet this critical competitive need. The Compensation Committee, in consultation with FWC and our management, periodically reviews and considers changes to our peer group at least annually. The Compensation Committee principally considers the competitive factors described above, as well as relative total revenues and market capitalization among the peer group companies. The group’s members were most recently adjusted in October 2024 to remove peer M.D.C. Holdings, Inc., which was acquired by a Japanese company during that year, and to add two new peers – Century Communities, Inc. and M/I Homes, Inc. Based on when they were added to or removed from our peer group, none of the foregoing three companies was part of the peer group for determining the 2022 PSU share payouts. In February 2026, Tri Pointe Homes, Inc. announced it is being acquired by a Japanese company. As of their most recently filed proxy statements before the date of this Proxy Statement, each member of our peer group listed below included us in its own peer group.
OUR PEER GROUP

■Beazer Homes USA, Inc. ■Hovnanian Enterprises, Inc. ■M/I Homes, Inc. ■Taylor Morrison Home Corporation	■Century Communities, Inc. ■Lennar Corporation ■NVR, Inc. ■Toll Brothers, Inc.	■D.R. Horton, Inc. ■Meritage Homes Corporation ■Pulte Group, Inc. ■Tri Pointe Homes. Inc.
As of December 31, 2025, the reported total revenues (on a trailing 12-month basis) of the companies in our above-listed peer group were within a range of approximately 0.4 to 5.5 times our total revenues, and our total revenues of $6.24 billion placed us at the 50th percentile of the peer group. Also, as of December 31, 2025, the peer group’s market capitalization was within a range of approximately 0.2 to 11.8 times our market capitalization of $3.56 billion, which was at the 43rd percentile of the peer group.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	37

Compensation Discussion and Analysis Executive Compensation Decision‑Making Process and Policies
Equity Stock Ownership Policy
Our longstanding executive stock ownership policy is intended to encourage, and has encouraged, our executives to increase their ownership of our common stock over time and to align their interests with our stockholders’ interests. Under the policy, designated senior executives are expected to achieve specific levels of common stock ownership within five years of joining us or being promoted to a position with a higher ownership level and, once achieved, maintain such ownership throughout their employment with us. The targeted common stock ownership levels for our NEOs are as follows:

Executive	Ownership Guideline
CEO	6.0 times base salary
COO	3.0 times base salary
Other NEOs	2.0 times base salary
Common stock ownership includes shares directly owned by the NEO, and shares are valued at the greater of the most recent closing price on a valuation date and the closing price on the date shares are acquired. Shares subject to unearned PSUs or unexercised stock options do not count toward common stock ownership. Designated executives are required to hold all vested net (after-tax) shares of time-vesting and performance-vesting restricted stock and up to 100% of net shares acquired through stock option exercises until their applicable stock ownership guideline is met, absent a hardship or other qualified exception. Each NEO is in compliance with the requirements of the policy.
Prohibition on Hedging/Pledging of Our Securities
To further align their interests with those of our stockholders, our employees and non-employee directors cannot engage in short sales of our securities and cannot buy or sell puts, calls or purchase any other financial instruments that are designed to hedge or offset decreases in the value of our securities. They also cannot hold our securities in a margin account or otherwise pledge our securities as collateral for any loan.
Equity-Based Award Grant Policy and Grant Practices
Our equity-based award grant policy governs the timing and establishes certain internal controls over the grant of equity-based awards, including stock options (which we have not granted since 2016), restricted stock and PSUs. The policy establishes, among other things, that the Compensation Committee (or the Board) must approve all grants of equity-based awards and their terms, and the delegation of this authority to our management is not permitted. The policy also specifies that the exercise or grant price of any relevant equity-based award cannot be less than the closing price of our common stock on the grant date; annual long-term incentive equity-based awards to existing employees are to be granted only at a regularly scheduled meeting of the Compensation Committee or Board (either, a “granting body”), typically held in October; new hire or promotion awards are to be granted at a regularly scheduled meeting of the granting body that is on (or that is the earliest following) the date of an applicable circumstance; and the granting body generally avoids approving equity-based awards and setting grant dates during the trading blackout periods established under our Trading Policy to align with that policy’s prohibition on our and covered persons’ trading in our securities when aware of material, non-public information about the company. While the quarterly trading blackouts under the Trading Policy begin 15 days before each fiscal quarter-end and end after we have filed with the SEC the applicable periodic report for that fiscal quarter, absent an event-specific trading blackout being in effect, the granting body may approve equity-based awards and set grant dates in the period beginning after we have publicly released the quarter’s earnings and ending when the next trading blackout starts under the Trading Policy. We do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based awards granted to our employees.
Compensation Recovery Policy
We maintain an incentive-based compensation recovery policy that is intended to comply with NYSE listing standards. Under the policy, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we will be entitled to recover in accordance with the listing standard the amount of erroneously awarded incentive-based compensation an executive officer received. In addition, under Mr. Mezger’s employment agreement, we may require him to repay certain bonus and incentive- or equity-based compensation he receives as well as any profits realized from the sale of certain securities if we are required to restate our financial statements as a result of his misconduct, consistent with Section 304 of the Sarbanes-Oxley Act of 2002.

38	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis Executive Compensation Decision-Making Process and Policies
Executive Compensation Program Tax Implications
Although under the Internal Revenue Code (“Code”), we are generally not able to deduct compensation over $1.0 million paid to certain of our executive officers, the Compensation Committee will approve compensation that may not be deductible under the Code where it believes it is in our and our stockholders’ best interests to do so.
Indemnification Agreements
We have entered into agreements with each NEO and certain other senior executives, which were updated in January 2024, that provide them with indemnification and advancement of expenses to supplement what our Certificate of Incorporation and insurance policies provide, subject to certain limitations.
Severance, Change in Control, Post-Termination
Arrangements and Other Benefits
Severance Arrangements
Certain severance benefits are provided under Mr. Mezger’s Employment Agreement and our Executive Severance Plan, in which our other
NEOs participate (Mr. Kaminski participated during his employment with us in 2025), as discussed under “Potential Payments Upon
Termination of Employment or Change in Control.” In considering our stockholders’ approval of an advisory proposal, in 2008 we adopted a policy under which we will obtain stockholder approval before paying severance benefits to an executive officer under a future severance arrangement in excess of 2.99 times the sum of the executive officer’s then-current base salary and target bonus. Future severance arrangements do not include arrangements existing when we adopted the policy or that we assume or acquire unless, in each case, any such arrangement is changed in a manner that materially increases its severance benefits.
Change in Control Arrangements
Since 2001, we have maintained without modification the terms of a Change in Control Severance Plan (“CIC Plan”) that provides participants with certain benefits, as discussed under “Potential Payments Upon Termination of Employment or Change in Control.” The CIC Plan is
intended to enable and encourage our management to focus its attention on obtaining the best possible result for our stockholders in a change in control, to promote management continuity, and to provide income protection if there is an involuntary loss of employment. All unvested employee equity-based awards require double-trigger vesting in a change in control.
Death Benefits
Our Death Benefit Only Plan (“DBO Plan”), in which Messrs. Mezger and Praw participate, provides a $1.0 million death benefit to a participant’s designated beneficiary (plus an additional tax restoration amount sufficient to pay taxes on the benefit and the additional amount).
We closed the plan to new participants beginning in 2006. Since then, only term life insurance, with a $750,000 benefit level, has been made available to eligible executives, including Messrs. McGibney, Dillard and Woram, as well as Mr. Kaminski during his employment with us in
2025. We also maintain a $400,000 life insurance death benefit for designated beneficiaries of Mr. Mezger.
Other Benefits
Most of our health and welfare benefits are made available to all full-time employees, including our NEOs. During 2025, as in prior years, our
NEOs were eligible to participate in a supplemental plan that reimburses them for qualified out-of-pocket expenses that exceed amounts payable under our standard medical, dental and vision plans. Our NEOs, and certain other employees, also participate in our unfunded nonqualified Deferred Compensation Plan (“DCP”), which is described below. These market-competitive benefits are offered to attract and retain key executive talent.
Retirement Programs
The KB Home 401(k) Savings Plan (“401(k) Plan”), a qualified defined contribution plan, is the only post-employment benefit program we offer to all full-time employees. We provide a dollar-for-dollar match of 401(k) Plan and DCP contributions up to an aggregate of 6% of a participant’s base salary. Matching contributions and the earnings thereon vest based on elapsed time of employment and are generally fully vested to the employee after five years of service.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	39

Compensation Discussion and Analysis Management Development and Compensation Committee Report
The DCP allows participants to make pretax contributions of up to 75% of their base salary and 75% of their annual incentive compensation, and to select from one or more investment options in which their deferred compensation is deemed to be invested. As we do not provide a guaranteed rate of return under the DCP, a participant’s credited earnings depend on their investment elections. Deferred amounts together with any credited investment returns under the DCP are paid out to participants in a lump sum or in installments, commencing either at a participant-specified date during employment or upon termination of employment, subject to certain limitations. NEO deferrals under the DCP are shown in the Non-Qualified Deferred Compensation During Fiscal Year 2025 table.
We also maintain a supplemental non-qualified, unfunded retirement plan (“Retirement Plan”) for certain executives, including Mr. Mezger, whose participation is shown in the Pension Benefits During Fiscal Year 2025 table. The Retirement Plan, closed to new participants since
2004 with no additional benefit accruals to participants (other than the same cost-of-living adjustments applied to federal Social Security benefits), provides each participant with specific annual payments for 20 years that begin upon the later of reaching age 55, the
10th anniversary of a participation commencement date or the termination of employment with us. Mr. Mezger’s original annual benefit amount under the Retirement Plan was $450,000. The change in Mr. Mezger’s pension value shown in the Summary Compensation Table for 2025 is a required reporting item and represents only the actuarial increase in Mr. Mezger’s Retirement Plan benefits based on interest rate fluctuations. It does not reflect any new benefits, cash or other compensation granted to or received by Mr. Mezger that year.
Management Development and Compensation
Committee Report
The Management Development and Compensation Committee of the Board of Directors has reviewed and discussed the above
“Compensation Discussion and Analysis” with KB Home management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this
Proxy Statement.
Management Development and Compensation Committee
Jodeen A. Kozlak, Chair
Jose M. Barra
Arthur R. Collins
Cheryl J. Henry
James C. Weaver

40	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement
Executive Compensation

Summary Compensation Table

Fiscal Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
Jeffrey T. Mezger, Executive Chairman of the Board (former Chief Executive Officer)(f)
2025	$1,150,000	$—	$7,200,017	$5,846,862	$434,464	$85,899	$14,717,242
2024	1,150,000	—	8,699,979	6,295,702	482,359	81,291	16,709,331
2023	1,150,000	—	7,178,664	7,280,000	—	80,391	15,689,055
Robert V. McGibney, President and Chief Executive Officer (former Chief Operating Officer)(f)
2025	912,500	—	3,499,975	2,826,839	—	72,239	7,311,553
2024	891,667	—	2,999,978	3,768,968	—	66,531	7,727,144
2023	820,833	—	2,249,982	3,723,971	—	62,281	6,857,067
Robert R. Dillard, Executive Vice President and Chief Financial Officer
2025	502,885	—	2,750,008	701,006	—	129,357	4,083,256
Albert Z. Praw, Executive Vice President, Real Estate and Business Development
2025	725,417	—	950,005	1,353,038	—	61,017	3,089,477
2024	700,417	—	949,978	1,803,306	—	54,648	3,508,349
2023	675,417	—	950,002	1,701,060	—	53,148	3,379,627
Brian J. Woram, Executive Vice President and General Counsel
2025	725,417	—	950,005	1,253,180	—	59,723	2,988,325
2024	700,417	—	1,019,880	1,601,600	—	48,008	3,369,905
2023	675,417	—	931,376	1,545,600	—	47,866	3,200,259
Jeff J. Kaminski, Former Executive Vice President and Chief Financial Officer
2025	617,004	—	—	—	—	38,724	655,728
2024	840,417	—	—	2,249,419	—	63,516	3,153,352
2023	812,500	—	1,500,017	2,122,653	—	61,841	4,497,011
(a)Salary. As discussed under “Base Salaries,” the following NEO annual base salary levels were increased in July 2025 to the following amounts: Mr. McGibney
$930,000; Mr. Praw $740,000; and Mr. Woram $740,000. Mr. Mezger’s base salary has not changed since 2017. Mr. McGibney’s annual base salary increase was prior to his promotion to CEO on March 1, 2026. Mr. Dillard’s annual base salary upon joining us on March 31, 2025 was $750,000. The 2025 base salary amount reported for Mr. Kaminski includes his service as our CFO until his retirement effective in early 2025 and his employment with us in an advisory capacity for the subsequent six months.
(b)Stock Awards. These amounts include the aggregate grant date fair value of stock awards (consisting of PSUs granted in October 2025) computed as described in Note 21 — Employee Benefit and Stock Plans in the Notes to the Consolidated Financial Statements in our Annual Report. They do not represent realized compensation. The October 2025 stock awards represent the grant date fair value of the probable (i.e., target) award of shares of our common stock underlying the PSUs granted. The grant date fair value of the PSUs if maximum performance is achieved is as follows: Mr. Mezger $14,400,034;
Mr. McGibney $6,999,949; Mr. Dillard $3,499,975; Mr. Praw $1,900,009; and Mr. Woram $1,900,009. The amount for Mr. Dillard also includes the $1,000,021 value of the new hire restricted stock grant received on April 17, 2025, as shown in the Grants of Plan-Based Awards During Fiscal Year 2025 table.
(c)Non-Equity Incentive Plan Compensation. For Mr. McGibney, the 2023 amount reflects the sum of his annual incentive and a $531,358 performance cash award (originally granted to him prior to his becoming an executive officer). For all other NEOs, the amounts reflect only cash annual incentive payouts.
(d)Change in Pension Value and Nonqualified Deferred Compensation Earnings. These amounts (as applicable) reflect the increase in the actuarial present value of accumulated benefits under our Retirement Plan. These changes do not reflect any cash or other compensation received.
(e)All Other Compensation. The amounts shown are the minimal incremental costs associated with spousal travel expense as applicable, for a business-related event in 2025 (Mr. Dillard joined us after the 2025 event), and the following items:
■401(k) Plan and DCP Matching Contributions. The respective aggregate 2025, 2024 and 2023 401(k) Plan and DCP matching contributions we made to our NEOs were as follows: Mr. Mezger $67,000, $66,700 and $65,800; Mr. McGibney $54,750, $53,500 and $49,250; Mr. Praw $43,525, $42,025 and
$40,525; Mr. Woram $42,333, $34,917 and $34,775; and Mr. Kaminski $25,275, $50,425, and $48,750. In 2025, the aggregate amount for Mr. Dillard was
$21,000.
■Premium Payments. The respective aggregate premiums we paid for our NEOs in 2025, 2024 and 2023 for a supplemental medical expense reimbursement plan and life insurance policies, as described under “Other Benefits,” were as follows: Mr. Mezger $14,853, $14,591 and $14,591;
Mr. McGibney $13,287, $13,031 and $13,031; Mr. Praw $12,885, $12,623 and $12,623; Mr. Woram $13,307, $13,091 and $13,091; and Mr. Kaminski
$9,814, $13,091 and $13,091. In 2025, the aggregate premium for Mr. Dillard was $8,946.
■Relocation Assistance. In connection with his hiring, Mr. Dillard received a total of $99,411 in relocation-related payments, reimbursements or services to cover various moving expenses, temporary housing and any associated personal tax liability.  The tax reimbursement portion of the total was $28,691.
(f) Effective March 1, 2026, Mr. Mezger became Executive Chairman of the Board and Mr. McGibney was promoted to CEO.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	41

Executive Compensation Grants of Plan-Based Awards During Fiscal Year 2025
Grants of Plan-Based Awards During
Fiscal Year 2025

Name	Grant Date(a)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(b)				Estimated Future Payouts Under Equity Incentive Plan Awards(c)			Grant Date Fair Value of Stock and Option Awards ($)(d)
		Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Mezger	2/28/2025	Annual Incentive	$1,293,750	$2,587,500	$8,280,000
	10/9/2025	PSUs				31,256	125,022	250,044	$7,200,017
Mr. McGibney	2/28/2025	Annual Incentive	813,750	1,627,500	3,906,000
	10/9/2025	PSUs				15,194	60,774	121,548	3,499,975
Mr. Dillard	4/17/2025	Annual Incentive	350,959	701,918	1,684,603
	4/17/2025	Restricted Stock					19,354		1,000,021
	10/9/2025	PSUs				7,597	30,387	60,774	1,749,987
Mr. Praw	2/28/2025	Annual Incentive	518,000	1,036,000	2,486,400
	10/9/2025	PSUs				4,124	16,496	32,992	950,005
Mr. Woram	2/28/2025	Annual Incentive	518,000	1,036,000	1,657,600
	10/9/2025	PSUs				4,124	16,496	32,992	950,005
(a)Grant Date. The date the Compensation Committee approved each award. Mr. Dillard’s employment began on March 31, 2025, and April 17, 2025 was the first scheduled meeting of the Management Development and Compensation Committee following his start date.
(b)Estimated Future Payouts Under Non-Equity Incentive Plan Awards. The 2025 target payouts were set at 225% of base salary for Mr. Mezger, our CEO in
2025, and at 140% – 175% of base salary for each of our other NEOs with the maximum incentive set at a multiple of four times target for Mr. Mezger, three times target for Messrs. McGibney, Dillard and Praw, and two times target for Mr. Woram. Notwithstanding these potential maximum incentive calculations,
“Maximum” in the above table represents each officer’s maximum cash payout, which, as described under “2025 Annual Incentives,” was limited to no more than 80% of a participant’s respective maximum annual incentive opportunity. “Threshold” represents the lowest possible payout if threshold performance is achieved for each performance measure. The performance measures are described under “2025 Annual Incentives.” Mr. Dillard’s Annual Incentive amounts are prorated based on his March 31 start date.
(c)Estimated Future Payouts Under Equity Incentive Plan Awards. If there is a payout of the PSUs, “Threshold” represents the lowest possible payout (25% of the target award of shares granted) if threshold performance is achieved for each performance measure, and “Maximum” reflects the highest possible payout
(200% of the target award of shares granted). The performance measures are described under “Performance-Based Restricted Stock Units.” If threshold performance is not achieved on all three measures, the NEOs will not receive any payout of the PSUs. For Mr. Dillard, the April 2025 shares represent his new hire stock grant, which vests in equal installments over three years beginning on April 17, 2026.
(d)Grant Date Fair Value of Stock and Option Awards. The grant date fair value for each award is computed as described in footnote (b) to the Summary
Compensation Table. The 2025 PSUs represent the grant date fair value of the probable award of shares of our common stock underlying the PSUs granted as of the grant date.

42	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation Outstanding Equity Awards at Fiscal Year-End 2025
Outstanding Equity Awards at
Fiscal Year-End 2025

Name	Grant Date	Option Awards			Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)
Mr. Mezger	10/6/2016	274,952	$16.21	10/6/2026
	11/14/2022				249,005	$16,018,492
	1/19/2023				20,171	1,297,600
	10/5/2023						124,717	$8,023,045
	1/18/2024				18,310	1,177,882
	10/10/2024						90,214	5,803,467
	1/23/2025				22,150	1,424,910
	10/9/2025						125,022	8,042,665
Mr. McGibney	10/6/2016	20,621	16.21	10/6/2026
	11/14/2022				99,602	6,407,397
	10/5/2023						51,020	3,282,117
	10/10/2024						37,589	2,418,100
	10/9/2025						60,774	3,909,591
Mr. Dillard	4/17/2025				19,354	1,245,043
	10/9/2025						30,387	1,954,796
Mr. Praw	11/14/2022				44,820	2,883,271
	10/5/2023						21,542	1,385,797
	10/10/2024						11,903	765,720
	10/9/2025						16,496	1,061,188
Mr. Woram	11/14/2022				42,330	2,723,089
	1/19/2023				1,871	120,361
	10/5/2023						20,408	1,312,847
	1/18/2024				342	22,001
	10/10/2024						11,903	765,720
	1/23/2025				1,032	66,389
	10/9/2025						16,496	1,061,188
Mr. Kaminski	11/14/2022				61,974	3,986,787
	10/5/2023						18,897	1,215,644
(a)Number of Shares or Units of Stock That Have Not Vested. The November 14, 2022 shares represent the shares of our common stock the Compensation
Committee approved for issuance on February 20, 2026 pursuant to the 2022 PSUs based on our performance through the performance period, as described under “2022 PSU Awards.” Upon this approval, the earned 2022 PSU-related shares became fully vested and unrestricted. The January 2023, 2024 and 2025 shares for Messrs. Mezger and Woram represent the portions of their earned 2022, 2023 and 2024 fiscal year annual incentives not paid in cash, while the
April 2025 shares for Mr. Dillard represent his new hire stock grant. These January and April shares vest in three equal annual installments beginning the first anniversary of each award date.
(b)Market Value of Shares or Units of Stock That Have Not Vested. The market value shown is based on the closing price of our common stock on
November 30, 2025, which was $64.33.
(c)Equity Incentive Plan Awards: Number and Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. The awards shown are the PSUs granted to our NEOs in 2023, 2024 and 2025, reflecting target award amounts as of November 30, 2025, prorated in the case of Mr. Kaminski based on the period of his employment with us during the applicable performance periods, and the closing price of our common stock on November 30, 2025, which was $64.33. These PSUs will vest based on our achievement of certain performance measures, as described under “Performance-Based Restricted
Stock Units,” over an applicable three-year performance period.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	43

Executive Compensation Option Exercises and Stock Vested During Fiscal Year 2025
Option Exercises and Stock Vested During
Fiscal Year 2025

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)
Mr. Mezger	—	$—	278,331	$18,973,083
Mr. McGibney	14,000	540,366	99,602	6,792,856
Mr. Praw	—	—	44,820	3,056,724
Mr. Woram	—	—	44,372	3,025,537
Mr. Kaminski	27,500	1,445,477	61,974	4,226,627
(a)The shares reported are the total each NEO acquired from the vesting of their 2022 PSU awards, as discussed under “Long-Term Incentives.” Mr. Dillard was not a participant in the 2022 PSU program because he was not employed by us at the time the 2022 PSUs were granted. In addition, Messrs. Mezger and
Woram acquired 29,326 and 2,042 shares, respectively, through the vesting of restricted stock awards granted in January 2023 and 2024 for the portion of their fiscal year 2022 and 2023 annual incentives not paid in cash.
(b)The amount shown is the total gross dollar value realized upon the vesting of the PSUs and the restricted stock, based on the closing price of our common stock on the vesting dates, and the applicable Dividend Equivalents paid on the earned PSUs. The restricted stock vested on January 18 and 19, 2025 with a closing price of $67.89 (the January 17 closing price since the 18th and 19th were weekend days) and the PSUs vested on February 20, 2026 with a closing price of $65.30.
Pension Benefits During Fiscal Year 2025

Name*	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Mr. Mezger	Retirement Plan	32	$11,914,474	$—
*None of our other NEOs, including Mr. Kaminski, are participants in the Retirement Plan, as the plan was open for a limited period and closed to new participants in 2004.
(a)Number of Years of Credited Service. This is as of the valuation date. As of November 30, 2025, Mr. Mezger is fully vested in his Retirement Plan benefit.
(b)Present Value of Accumulated Benefit. This amount represents the actuarial present value of the total retirement benefit that would be payable to Mr. Mezger under the Retirement Plan as of November 30, 2025. The payment of Retirement Plan benefits is described under “Retirement Programs.” The following key actuarial assumptions and methodologies were used to calculate this present value: the base benefit is assumed to begin as of the earliest possible date
(generally the later of age 55 or the 10th anniversary of the commencement of participation); the base benefit is adjusted by past and future cost of living adjustments including a 2.8% increase for the fiscal year ending November 30, 2026 and an assumed 2.25% annual increase thereafter, until the last benefits are paid. The discount rate used to calculate the present value of the accumulated benefit shown in the table was 4.83%. Mr. Mezger is entitled to receive a lump sum payment of the actuarial value (as specified under the Retirement Plan) of his plan benefits in the event of a change in control or death. If any such event occurred on November 30, 2025, the payment to Mr. Mezger would be $12,135,575, using a 4.62% Applicable Federal Rate discount rate, as specified under the Retirement Plan.

44	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation Non-Qualified Deferred Compensation During Fiscal Year 2025
Non-Qualified Deferred Compensation
During Fiscal Year 2025

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(d)
Mr. Mezger	$46,000	$46,000	$739,176	$—	$6,434,921
Mr. McGibney	243,198	33,750	147,154	—	1,363,887
Mr. Dillard	—	—	—	—	—
Mr. Praw	43,525	22,525	98,429	—	1,099,701
Mr. Woram	42,333	21,333	129,617	—	1,263,871
Mr. Kaminski	4,275	4,275	171,418	(200,274)	1,717,888
(a)Executive Contributions in Last Fiscal Year. These amounts reflect compensation the NEOs earned in 2025 that they have voluntarily deferred. The amounts are included in the Summary Compensation Table.
(b)Registrant Contributions in Last Fiscal Year. These amounts are matching contributions we made to the NEOs’ voluntary contributions to our DCP and are included in the Summary Compensation Table. The DCP is discussed under “Retirement Programs.”
(c)Aggregate Earnings in Last Fiscal Year. These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table.
(d)Aggregate Balance at Last Fiscal Year End. These amounts reflect compensation the NEOs earned in 2025 or in prior years that they voluntarily elected to defer, adjusted for changes in the value of their investments and distributions, if any. All the NEOs are fully vested in their respective balances. A portion of these amounts was previously reported as deferred compensation in the Summary Compensation Tables in our proxy statements for our 2024 and 2025 annual meetings.
Pay Versus Performance
The following table presents information as required under Item 402(v) of SEC Regulation S-K regarding the relationship for the five most recently completed fiscal years between the compensation of our NEOs – as reported in the Summary Compensation Table and adjusted to reflect “compensation actually paid” (“CAP”) as defined under SEC rules – and our performance relative to the identified metrics.
Our compensation philosophy and how we align executive compensation with our performance is described under “Compensation Discussion and Analysis.” The CAP amounts disclosed do not reflect the actual amount of compensation earned, realized, or received by our NEOs during the applicable fiscal year. The Compensation Committee did not consider the information provided in this section in making its compensation decisions for the years shown.

Fiscal Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(a)	Average Summary Compensation Table Total for Other NEOs ($)(b)	Average Compensation Actually Paid to Other NEOs ($)(a)(b)	Value of Initial Fixed $100 Investment Based on:		Net Income ($000s)(e)	AEPS ($)(f)
					Total Stockholder Return ($)(c)	Peer Group Total Stockholder Return ($)(d)
2025	$14,717,242	$(4,354,437)	$3,625,668	$(993,295)	$197.40	$232.34	$428,789	$6.16
2024	16,709,331	51,037,727	4,439,688	11,843,645	249.67	255.39	655,018	8.45
2023	15,689,055	43,713,700	4,483,491	10,469,248	155.12	176.92	590,177	7.18
2022	15,814,791	12,168,706	4,416,324	4,273,279	92.08	112.90	816,666	9.36
2021	14,366,518	25,125,414	4,556,264	7,144,468	115.18	133.37	564,746	6.14

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	45

Executive Compensation Pay Versus Performance
(a)To calculate CAP per SEC rules, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable fiscal year. A reconciliation of the adjustments for the PEO and for the average of the other NEOs is set forth below.

	2025
	PEO	Average Other NEOs
Summary Compensation Table Total	$14,717,242	$3,625,668
Adjustments:
Grant date fair value of stock awards from Summary Compensation Table	(7,200,017)	(1,629,999)
Fair value at fiscal year end of outstanding and unvested equity awards granted in the fiscal year(1)	13,488,907	2,658,315
Change in fair value of outstanding and unvested equity awards granted in prior fiscal years(2)	(20,567,402)	(4,152,535)
Change in fair value as of the vesting date of equity awards granted in prior fiscal years that vested in the fiscal year(3)	(5,353,332)	(1,019,151)
Fair Value at prior fiscal year end of forfeited equity awards in the fiscal year (4)	—	(604,128)
Dividends paid on awards during the year before vesting	667,346	128,535
“Change in pension value and nonqualified deferred compensation earnings” from Summary Compensation Table	(434,464)	—
Service cost for pension plans	327,283	—
Compensation Actually Paid (as calculated per SEC rules)	$(4,354,437)	$(993,295)
(1)Represents the aggregate fair value as of the indicated fiscal year end of outstanding and unvested stock awards granted during such fiscal year, calculated using the same methodology used for financial statement reporting purposes.
(2)Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held, as of the last day of the indicated fiscal year, calculated using the same methodology used for financial statement reporting purposes. For awards subject to performance-based vesting conditions, the fair value is based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(3)Represents the aggregate change in fair value, measured from the prior fiscal year end to the vesting date, of each stock award and option award, that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology used for financial statement reporting purposes.
(4)Represents a deduction of the fair value, as of the prior fiscal year end, of equity awards granted in prior fiscal years that failed to meet applicable vesting conditions during the fiscal year.
(b)Mr. Mezger served as our PEO for each fiscal year shown. Our other NEOs were as follows: Messrs. McGibney, Dillard, Praw, Woram and Kaminski for the
2025 fiscal year; Messrs. Kaminski, McGibney, Praw and Woram for the 2024, 2023 and 2022 fiscal years; and Messrs. Kaminski, McGibney, Praw, and
Matthew W. Mandino for the 2021 fiscal year.
(c)The amounts reported reflect the cumulative TSR on our common stock for each of the last five fiscal years ended November 30, 2025, assuming an investment of $100 on November 30, 2020, and the reinvestment of dividends.
(d)The peer group used in this disclosure is the Dow Jones US Home Construction Index, which is the same index used in the Stock Performance Graph in our
Annual Report. The amounts reported reflect the cumulative TSR of the Dow Jones US Home Construction Index for each of the last five fiscal years ended
November 30, 2025, assuming an investment of $100 on November 30, 2020, and the reinvestment of dividends.
(e)Represents net income reported in our audited consolidated financial statements for each of the applicable fiscal years.
(f)Annex 2 to this Proxy Statement contains a reconciliation of our diluted earnings per share calculated in accordance with GAAP to the non-GAAP financial measure of AEPS. We included AEPS as our company-selected financial measure as this metric has the largest weighting in determining our NEO’s long-term incentive compensation, a significant component of their overall compensation.

46	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation Pay Versus Performance
Relationship Between CAP and Financial
Performance Measures
The graphs below illustrate the relationships between CAP for the PEO and the average CAP for our other NEOs, with (i) the cumulative TSR of our common stock, (ii) our AEPS, and (iii) our net income, each as set forth in the Pay Versus Performance table above, as well as the relationship between the cumulative TSR of our common stock and of the Dow Jones US Home Construction Index.

CAP vs. Cumulative TSR

Compensation Actually Paid (in thousands)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$(10,000)
2021
2022
2023
2024
2025
$300
$250
$200
$150
$100
$50
$0
Cumulative TSR (value of initial $100 investment)

PEO	Average for other NEOs	KB Home	Dow Jones US Home Construction Index

CAP vs. Net Income

Compensation Actually Paid (in thousands)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$(10,000)
Net Income (millions)
$900
$750
$600
$450
$300
$150
$0
2021
2022
2023
2024
2025

PEO	Average for other NEOs	Net Income

CAP vs. AEPS

Compensation Actually Paid (in thousands)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$(10,000)
$12
$10
$8
$6
$4
$2
$0
AEPS
2021
2022
2023
2024
2025

PEO	Average for other NEOs	AEPS

KB Home and Peer Cumulative TSR Comparison

KB Home	Dow Jones US Home Construction Index

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	47

Executive Compensation Pay Ratio
Pay Versus Performance Tabular List
Below is a list of the most important financial performance measures we used to link CAP for our NEOs to our performance for the fiscal year ended November 30, 2025. Our use of these measures is discussed under “Compensation Discussion and Analysis.”
■AEPS (the company-selected measure);
■AROIC;
■Adjusted pretax income;
■Revenue growth, relative to our peer group;
■Strategic measures, to the extent they incorporate or reflect financial performance metrics.
Pay Ratio
For our last completed fiscal year ended November 30, 2025:
■The annual total compensation of our median employee (excluding Mr. Mezger), based on W-2 compensation paid in the 12-month period ended November 30, 2025, and calculated consistent with how NEO total compensation is calculated for the Summary Compensation
Table, was $116,745.
■Mr. Mezger’s annual total compensation, as reported in the 2025 Summary Compensation Table, was $14,717,242.
■Based on this information, the ratio of Mr. Mezger’s annual total compensation to our identified median employee’s is 126 to 1.
As of November 30, 2025, we had approximately 2,128 full-time and part-time employees. In identifying the median employee, we excluded
Mr. Mezger and five employees who did not have regular earnings in the fiscal year due to extended leaves of absence.
Because companies are allowed to identify the median employee and determine a pay ratio using various methodologies, estimates and assumptions applicable to their own employee populations, compensation practices and other circumstances, the pay ratio other companies report – including those in our peer group – may not be comparable to the foregoing pay ratio.
Potential Payments Upon Termination of
Employment or Change in Control
Based on the terms of certain of our employee benefit plans – primarily our Executive Severance Plan and our CIC Plan – our NEOs are
entitled to certain payments and other benefits if their employment is terminated under certain circumstances or if we experience a change in control. Mr. Mezger is also entitled to certain payments and other benefits in such circumstances under the terms of his Employment
Agreement. Per Section 409A of the Code, certain payments to our NEOs would not commence for six months following a termination of employment.
Termination of Employment
If we terminate Mr. Mezger without cause or he resigns for good reason (each as defined in his Employment Agreement), or if we terminate any of the other NEOs without cause (as defined in the Executive Severance Plan), each is entitled to receive a cash severance payment equal to a multiple of base salary and average bonus. For Mr. Mezger, the severance amount is 2.0 times the sum of his annual salary plus average annual bonus earned for the prior three years, with the total payment capped at $6.0 million. Additionally, Mr. Mezger would receive a prorated bonus for the year in which his employment terminates; be entitled to two years of additional service credited to compute equity vesting, plus full vesting for any equity-based award issued to him in lieu of cash bonuses; and have certain performance shares vest. He and the other current NEOs are also entitled to receive pro rata or continued full vesting of their outstanding PSU awards when they attain the retirement age and service conditions in the applicable award agreements, as discussed under “Other Change in Control and Employment
Termination Provisions.” Based on our compensation programs and practices, as discussed under “Compensation Discussion and Analysis”, references to “bonus” or “bonuses” in this section should be understood as the non-equity incentive compensation we provide to our NEOs.
For our other current NEOs except Mr. Dillard, who has not yet met the one-year service requirement, the severance amount is 2.0 times the sum of their respective annual base salary in effect at the time of termination and average bonus. The applicable average bonus is the lesser of (a) the average of the annual cash bonuses, if any, paid to them for the three most recent completed fiscal years prior to termination; or (b)
3.0 times their annual base salary. Each such NEO is also entitled to a continuation of health coverage for up to two years. In each case, the

48	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation Potential Payments Upon Termination of Employment or Change in Control
foregoing benefits are subject to an affected NEO’s executing a release and post-termination non-solicitation (for two years), non-
disparagement and confidentiality obligations.
Change in Control
If Mr. Mezger’s employment is terminated without cause or he resigns for good reason in a change in control (generally, per his Employment
Agreement, during the period starting three months before and ending 12 months after a change in control), he is entitled, subject to the same conditions described under “Termination of Employment,” to (a) a severance payment as described above, with a 3.0 times multiple rather than
2.0 times and total payment capped at $12.0 million; (b) health coverage continuation for up to two years; (c) full vesting and lump sum cash payment of deferred compensation, retirement or other employee benefits per the relevant arrangements, with any lump sum payments subject to Section 409A of the Code permitted only as provided by those arrangements; and (d) an additional amount to compensate for any excise taxes under Section 280G of the Code (“Section 280G”).
If a change of control occurs, each of our other NEOs is entitled to receive, upon executing a release and if in the following 18-month period his employment is terminated other than for cause or disability, or he terminates employment for good cause (in each case, as defined in the
CIC Plan), a severance benefit of 2.0 times the sum of his average base salary and average actual annual cash bonus for the three fiscal years prior to the year in which the change in control occurs. While Mr. Mezger is a CIC Plan participant, he can receive only CIC Plan benefits that do not duplicate those provided under his Employment Agreement, and his total CIC Plan severance benefit is capped at $12.0 million.
Per the terms of each recipient’s award agreement, the vesting of our NEOs’ outstanding equity awards will not accelerate upon a change in control unless the recipient is terminated without cause or resigns for good reason within 18 months. Generally, if such a termination occurs
(a) within the first year of the award’s performance period, the recipient will receive a target payout; (b) after the first year of the award’s performance period, the recipient will receive a payout determined using prorated calculations of the applicable performance measures; and
(c) before the award’s performance period begins, the recipient will receive no change-in-control-related payout of the award. In addition, under the CIC Plan, only Mr. Mezger and two other senior executives can potentially receive an additional tax restoration amount to compensate for any excise taxes imposed on them under Section 280G and for any taxes on the additional amount. Pursuant to a Board policy, since April 7, 2011, we have not extended this tax restoration benefit to any other officer or employee, including all the other NEOs, who are CIC Plan participants.
Other Change in Control and Employment
Termination Provisions
Our restricted stock award agreements governing the outstanding awards to our NEOs provide for accelerated vesting upon the recipient’s death or disability. Our 2025 PSU award agreements provide for continued retirement vesting if the recipient meets the restrictive covenant requirements and other terms and conditions described therein. The 2022 - 2024 PSU award agreements provide pro-rata vesting for retirement. All our PSU award agreements provide for accelerated vesting upon death or disability. If any of the foregoing retirement, death or disability circumstances apply, any PSU payout is delayed until the performance period is completed. The time a recipient can exercise a common stock option after termination of employment depends on the reason for termination. For example, they may have only five days if termination is for cause; while for retirement, death or disability, they may have the original term.
Our DCP provides for full vesting of benefits if there is a change in control or disability, as defined under the plan, or death. Under our
Retirement Plan, a participant will immediately receive a lump sum payment of the actuarial value (as specified under the plan) of the participant’s plan benefits if there is a change in control or death. Our DBO Plan provides for (a) distribution of an insurance contract to a participant sufficient to pay the death benefit (if death occurs before age 100); and (b) an additional tax restoration amount sufficient to pay specified taxes caused thereby, if there is a change in control as defined in the plan. We also maintain term life insurance policies that pay benefits upon certain NEOs’ deaths, as described under “Death Benefits.”
The tables below show payments our NEOs would have received assuming various employment termination and change in control scenarios occurred on November 30, 2025, with equity awards valued at the $64.33 closing price of our common stock on that date. As noted above, the tables reflect that references to “bonuses” in Mr. Mezger’s Employment Agreement, the Executive Severance Plan or the CIC Plan include the amounts in the Summary Compensation Table’s “Non-Equity Incentive Plan Compensation” column. The amounts shown do not include the value of unexercised stock options reported in the Outstanding Equity Awards at Fiscal Year-End 2025 table, accrued Retirement Plan and
DCP amounts reported in the Pension Benefits During Fiscal Year 2025 table and the Non-Qualified Deferred Compensation During Fiscal
Year 2025 table (and associated footnotes), respectively, or term life insurance benefits, or generally available employee benefits. In none of the change in control scenarios below would our NEOs receive a tax restoration benefit under the CIC Plan, nor would Mr. Mezger receive a tax restoration benefit under his Employment Agreement. Except as disclosed in the Summary Compensation Table, Mr. Kaminski did not
receive any compensation in connection with his retirement as our CFO effective in early 2025. He is entitled to receive prorated payout of the
PSU award he was granted in 2023 when performance  is determined at the end of the respective performance period.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	49

Executive Compensation Potential Payments Upon Termination of Employment or Change in Control
Potential Payments Upon Termination of Employment
or Change in Control
Post-Employment Payments — Mr. Mezger

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination at Any Time or Contract Non- Extension	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$14,780,073	$—	$20,780,073	$—	$—
Long-term Incentives(a)
Restricted Stock	—	—	3,425,380	—	3,900,392	3,900,392	3,900,392
PSUs	32,485,620	—	32,485,620	—	38,959,662	39,380,791	39,380,791
DBO Plan(b)	—	—	—	1,062,527	1,062,527	1,652,893	—
Health Benefits(c)	—	—	89,768	—	89,768	—	—
Credited Vacation(d)	88,462	88,462	88,462	—	88,462	88,462	88,462
TOTAL	$32,574,082	$88,462	$50,869,303	$1,062,527	$64,880,884	$45,022,538	$43,369,645
(a)Assumes Mr. Mezger’s 2022 PSUs pay out at 150% of the target value and other PSU grants pay out at 100% of target except as provided in the following sentence. In the voluntary and involuntary termination scenarios not in connection with a change in control, Mr. Mezger’s termination would be considered a retirement under the applicable PSU award agreements; therefore, he would receive full payout of his 2022 PSUs (at 150% of target), two-thirds of his 2023
PSUs, one-third of his 2024 PSUs, and the entire 2025 PSU award, subject to compliance with restrictive covenants and based on the actual performance achieved as measured at the end of each performance cycle. Mr. Mezger’s restricted stock awards would immediately vest upon death, disability, and as a result of a termination for good reason or an involuntary termination without cause in connection with a change in control. In an involuntary termination without cause or termination for good reason not in connection with a change in control, he would vest in those restricted stock awards vesting in the 24 months following his termination.
(b)Mr. Mezger’s designated beneficiaries would be entitled to receive an estimated death benefit of $1,652,893 ($1,000,000 benefit plus an income tax restoration payment of $652,893) upon his death. The present value of the benefit as of November 30, 2025 is approximately $738,962 based on a 5.30%
discount factor and the PRI-2012 Top Quartile Employee and Healthy Annuitant Table (M/F), with the MP-2021 generational projection scales for life expectancy (consistent with mortality tables and rates used for Accounting Standards Codification Topic No. 715, “Compensation — Retirement
Benefits” (“ASC 715”) valuations). For the change in control scenarios, the amounts shown are the cash surrender value of the underlying life insurance policy as of November 30, 2025 of $617,859 and an estimated tax restoration payment of $444,668.
(c)Assumes we make 24 months of contributions for health benefits of approximately $3,740 per month.
(d)Assumes payout of 160 hours of vacation benefits, which Mr. Mezger is credited with during his employment, regardless of actual vacation time taken.
Post-Employment Payments — Mr. McGibney

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$7,440,000	$—	$8,465,637	$—	$—
Long-term Incentives(a)
PSUs	—	—	—	—	12,528,205	16,624,303	16,624,303
Health Benefits(b)	—	—	84,716	—	—	—	—
TOTAL	$—	$—	$7,524,716	$—	$20,993,842	$16,624,303	$16,624,303
(a)The values for Mr. McGibney’s PSU award-related payouts reflect the same assumptions as described in footnote (a) of Mr. Mezger’s table, except that
Mr. McGibney is not currently eligible for retirement vesting under the terms of the applicable award agreements.
(b)Assumes we make 24 months of contributions for health benefits of approximately $3,530 per month.

50	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation Potential Payments Upon Termination of Employment or Change in Control
Post-Employment Payments — Mr. Dillard

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$—	$—	$1,500,000	$—	$—
Long-term Incentives(a)
Restricted Stock	—	—	—	—	1,245,043	1,245,043	1,245,043
PSUs	—	—	—	—	—	1,962,392	1,962,392
TOTAL	$—	$—	$—	$—	$2,745,043	$3,207,435	$3,207,435
(a)The values for Mr. Dillard’s PSU award-related payouts reflect the same assumptions as described in footnote (a) of Mr. Mezger’s table, except that Mr. Dillard is not currently eligible for retirement vesting under the terms of the applicable award agreements. Mr. Dillard’s restricted stock awards would immediately vest upon death, disability, and as a result of a termination for good reason or an involuntary termination without cause in connection with a change in control.
Post-Employment Payments — Mr. Praw

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$5,030,545	$—	$4,901,378	$—	$—
Long-term Incentives(a)
PSUs	4,255,069	—	4,255,069	—	5,214,755	6,344,980	6,344,980
DBO Plan(b)	—	—	—	1,443,143	1,443,143	2,012,072	—
Health Benefits(c)	—	—	68,965	—	—	—	—
TOTAL	$4,255,069	$—	$9,354,579	$1,443,143	$11,559,276	$8,357,052	$6,344,980
(a)The values for Mr. Praw’s PSU award-related payouts reflect the same assumptions as described in footnote (a) of Mr. Mezger’s table, except that as of
November 30, 2025, Mr. Praw had not met the service conditions required to receive the full payout of his 2025 PSU award in the event of a voluntary termination or retirement.
(b)Mr. Praw’s designated beneficiaries would be entitled to receive an estimated death benefit of $2,012,072 ($1,000,000 benefit plus an income tax restoration payment of $1,012,072) upon his death. The present value of the benefit as of November 30, 2025 is approximately $1,162,028 based on the factors described in footnote (b) of Mr. Mezger’s table. For the change in control scenarios, the amounts shown are the cash surrender value of the underlying life insurance policy as of November 30, 2025 of $666,011 and an estimated tax restoration payment of $777,132.
(c)Assumes we make 24 months of contributions for health benefits of approximately $2,874 per month.
Post-Employment Payments — Mr. Woram

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$4,766,951	$—	$4,639,784	$—	$—
Long-term Incentives(a)
Restricted Stock	—	—	—	—	208,751	208,751	208,751
PSUs	5,101,774	—	5,101,774	—	6,037,898	6,100,772	6,100,772
Health Benefits(b)	—	—	68,965	—	—	—	—
TOTAL	$5,101,774	$—	$9,937,690	$—	$10,886,433	$6,309,523	$6,309,523
(a)The values for Mr. Woram’s PSU award-related payouts reflect the same assumptions as described in footnote (a) of Mr. Mezger’s table. Mr. Woram’s restricted stock awards would immediately vest upon death, disability and as a result of a termination for good reason or an involuntary termination without cause in connection with a change in control.
(b)Assumes we make 24 months of contributions for health benefits of approximately $2,874 per month.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	51
Advisory Vote to Approve Named
Executive Officer Compensation

We believe that Mr. Mezger’s and our other NEOs’ 2025 fiscal year compensation was well aligned with our performance and stockholders’
interests, as detailed under “Compensation Discussion and Analysis.” We also believe that the design and implementation of our executive compensation programs reflect our longstanding significant outreach to our stockholders. In turn, our stockholders have generally expressed support through our annual NEO compensation advisory votes. At the 2025 annual meeting, the advisory vote received approximately
88% support, a more than 650 basis-point improvement from the prior year.
As a result, and in accordance with regulations under Section 14A of the Exchange Act, we are seeking an advisory vote from our stockholders to approve our NEOs’ 2025 fiscal year compensation as follows:
RESOLVED, that KB Home stockholders approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and the related narrative discussion.
Responsiveness to Stockholders
The feedback we have received in the past few years through our stockholder engagement efforts has shaped our executive compensation program as follows, strengthening the connection between our performance and executive compensation:
■We developed with the Compensation Committee and FWC a structured scorecard methodology to guide annual incentive payout determinations.
■We reduced Mr. Mezger’s non-equity incentive cash payout each year since 2021 despite strong performance, with more emphasis placed on time- and performance-vesting equity awards that align executive interests with those of our stockholders.
■We capped cash payouts for annual incentives to our NEOs.
Pay for Performance and 2025 Fiscal Year
CEO Compensation
■Approximately 92% of Mr. Mezger’s 2025 total direct compensation as CEO (i.e., value of base salary and annual incentive award, and target value of long-term incentive award) was performance-based. His base salary has remained the same since 2017.
■While we achieved solid financial and operational performance in 2025 amid challenging market conditions, Mr. Mezger’s total annual incentive payout was approximately $5.85 million, about 25% lower than the prior year, reflecting our year-over-year reduction in pretax income.
■Mr. Mezger’s long-term incentive award granted in October 2025 was, as in prior years, solely PSUs, with a three-year performance period and the target award grant value equal to the prior year consistent with our multi-year shift in emphasis away from cash and toward equity incentives, and in the context of peer group and general market data.
■Mr. Mezger earned his long-term incentive award at 150% of target (as discussed under “2022 PSU Awards”), reflecting our overall weighted performance across the three applicable measures during the three-year performance period that ran from December 1, 2022 to
November 30, 2025.
■Taken together, Mr. Mezger’s overall total direct compensation was down approximately 12% from the prior year.

52	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement
At the same time, as shown below, we achieved strong diluted earnings per share results, improved book value per share and healthy total revenues and net income performance over the identified periods.

Diluted Earnings Per Share

$9.75
$9.00
$8.25
$7.50
$6.75
$6.00
$5.25
$4.50
$3.75
$3.00
$2.25
$6.01
$7.03
$6.15
2021
2023
2025

Book Value Per Share

$61.75
$50.22
$34.23
$60.00
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
2021
2023
2025

Total Revenues ($ in millions)

Net Income ($ in millions)
Voting Standard
This non-binding advisory resolution will be considered approved based on the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this item.

FOR	Board recommendation: FOR approval of NEO Compensation

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	53
Ratify Ernst & Young LLP’s
Appointment as
Independent Auditor

In January 2026, the Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending November 30, 2026. This appointment was based on Ernst & Young LLP’s effective performance in 2025 and audit efficiencies from its 35 years of service as our Independent Auditor. The Audit Committee believes this appointment is in our and our stockholders’ best interests. We are seeking stockholder ratification of this appointment.
Voting Standard
The Audit Committee’s appointment of Ernst & Young LLP will be considered ratified based on the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this item.

FOR	Board recommendation: FOR ratifying Ernst & Young LLP’s appointment
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, be available to respond to appropriate questions and, if they desire, make a statement. If Ernst & Young LLP’s appointment is not ratified, the Audit Committee will consider whether to retain Ernst &
Young LLP, but still may retain the firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment of our independent registered public accounting firm at any time during the year if it determines it would be in our and our stockholders’ best interests to do so.
Independent Auditor Services and Fees
Below are the services provided by Ernst & Young LLP and related fees in each of our last two fiscal years. In 2025 and 2024, Ernst & Young
LLP’s audit fees included an annual consolidated financial statement audit, audits of our financial services subsidiary, certain information technology systems testing, and an audit of our internal control over financial reporting. Audit-related fees in both years included 401(k) Plan audits and access to certain accounting resources.

	Fiscal Year Ended ($000s)
	2025	2024
Audit Fees	$1,579	$1,451
Audit-Related Fees	56	55
Tax Fees	—	—
All Other Fees	—	—
TOTAL FEES	$1,635	$1,506

54	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Ratify Ernst & Young LLP’s Appointment as Independent Auditor Audit Committee Report
Audit Committee Report
The Audit Committee acts under a written charter to assist the Board in overseeing, among other things, KB Home’s corporate accounting and reporting practices. All Audit Committee members are
independent and are considered SEC “audit committee financial experts.” In its role, the Audit Committee, among other activities:
■conducts at most meetings separate executive sessions with KB
Home’s chief financial officer; chief accounting officer; chief legal officer; senior internal audit officer; and Independent Auditor,
Ernst & Young LLP, to discuss matters relevant to their
respective duties and roles.
■oversees management’s performance of an annual enterprise
risk management assessment and discusses with management
identified significant business and operations risks, along with corresponding mitigating factors.
■periodically reviews with management KB Home’s cybersecurity tools and resources, threat environment, incident reporting
procedures, and future plans, with the most recent review
conducted in January 2026.
■annually reviews and approves the internal audit department’s audit plan, which is based on the top risks identified in the annual enterprise risk management assessment, and receives
at least quarterly plan status updates.
■reviews and discusses with management quarterly and annual
periodic reports before they are filed with the SEC.
■receives and discusses quarterly management reports on the
structure and testing of KB Home’s system of internal control over financial reporting, and management’s assessment of the system’s effectiveness.
■receives and discusses reports from the chief legal officer and senior compliance executives on material legal, compliance and ethics matters, including KB Home’s overall system to monitor compliance with its Ethics Policy.
■receives and discusses reports from the Independent Auditor on its audit and internal control evaluation activities.
Management is responsible for KB Home’s financial statements, financial reporting process and the adequacy of internal control over financial reporting. The Independent Auditor is responsible for performing an independent audit of such financial statements and internal control over financial reporting and expressing an opinion thereon.
The Audit Committee is responsible for the appointment (with consideration given to stockholder ratification), compensation, engagement terms (including fees), retention (or termination) and oversight of the Independent Auditor’s work. As to the Independent
Auditor, the Audit Committee also:
■annually evaluates the Independent Auditor’s qualifications, independence and effectiveness and conducts an in-depth
review at least every five years, the most recent such review having been conducted in July 2023, to determine whether to
retain the Independent Auditor or undertake a request-for-
proposal process with other accounting firms. The Audit
Committee’s evaluation and bases for retaining the firm from this review are provided in its reports included in KB Home’s 2024 and 2025 Proxy Statements.
■in January 2026, the Audit Committee, based on its favorable evaluation of Ernst & Young LLP’s 2025 fiscal year financial audit performance, which was presented to the Board,
appointed Ernst & Young LLP as KB Home’s Independent
Auditor for the fiscal year ending November 30, 2026.
■reviews and discusses with the Independent Auditor the scope and plan of its financial statement and internal control over financial reporting audits; the critical accounting policies and practices in the firm’s audits; and any critical audit matter that is identified in KB Home’s Annual Reports on Form 10-K.
In this context, the Audit Committee reviewed and discussed KB
Home’s audited financial statements with management and Ernst &
Young LLP. It also discussed with Ernst & Young LLP the matters the
Public Company Accounting Oversight Board and the SEC require, including the required disclosures and letter from the firm concerning its independence, and discussed the firm’s independence from KB
Home and KB Home’s management.
In reliance on the reviews, reports, activities and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of KB Home’s audited
financial statements in KB Home’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025 for filing with the SEC.
The Audit Committee respectfully submits this report.
Dr. Thomas W. Gilligan, Chair
Jose M. Barra
Dorene C. Dominguez
Kevin P. Eltife
Dr. Stuart A. Gabriel

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	55
Annual Meeting Voting Matters and
Other Information

Holders of record of the 62,340,914 shares of our common stock outstanding as of the close of business on the February 25, 2026 record date are entitled to one vote for each share held at the Annual Meeting.
For stockholders to take action at the Annual Meeting, the holders of a majority of the shares of our common stock outstanding on the record date must be present or represented at the meeting. Abstentions and “broker non-votes” are counted for this purpose. A “broker non-vote”
occurs when a broker or financial institution does not receive instructions from a beneficial holder and does not have the discretionary authority to vote on an item of business, which will apply for all Annual Meeting matters other than ratifying our Independent Auditor’s appointment.
Therefore, if you are a beneficial owner, you must instruct your broker or financial institution on how you want your shares to be voted on the other items of business in order for your shares to be counted for those items.
Voting Your Shares
Stockholders can vote via the Internet, telephone or mail or in person at the Annual Meeting, as described under “Voting Procedures.” There are no dissenters’ rights or rights of appraisal as to any item to be acted upon at the Annual Meeting. There is no right to cumulative voting.
The Annual Meeting named proxies — Jeffrey T. Mezger and Brian J. Woram, our Executive Vice President and General Counsel (or their duly authorized designees) — will follow submitted proxy voting instructions. They will vote as the Board recommends for any submitted instructions that do not direct how to vote on an item and on any other matters properly presented at the Annual Meeting in their discretion, including a motion to adjourn or postpone all or a portion of the Annual Meeting. We have engaged our transfer agent, Computershare, to count votes and act as an independent inspector of election. William A. (Tony) Richelieu, our Corporate Secretary, will also act as an inspector of election.
Voting Standards
You will find the voting standard for each item of business at the Annual Meeting on the first page on which it is discussed in this Proxy
Statement. Approval of any other matter properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote thereon. Shares that are not present or represented at the Annual Meeting and broker non-votes will not affect the outcome for any items of business at the Annual Meeting. Abstentions will not affect the outcome of the election of directors but will have the effect of an against vote for any other items of business.
Voting Procedures

	Holders of Record	Beneficial Holders	401(k) Plan Participant Holders

How to Vote	If your shares are registered directly with our transfer agent, Computershare, vote via the Internet, telephone or mail following the instructions on your mailed or electronic proxy form.	If an intermediary broker or financial institution holds your shares, vote via the Internet, telephone or mail as instructed on your mailed or electronic voting instruction form.	If you can vote any shares under the 401(k) Plan, vote via the Internet, telephone or mail following the instructions on your mailed or electronic proxy form.
Voting Deadlines	Internet and telephone voting is available until 11:59 p.m. (Eastern Time) on April 22, 2026. Mailed proxy forms must be received before the Annual Meeting polls close.	Your broker, financial institution or other holder of record sets the voting deadlines.	Internet and telephone voting is available until, and mailed proxy forms must be received by, 11:59 p.m. (Eastern Time) on April 21, 2026.
Changing Your Vote	To revoke voting instructions, submit a later vote in person before polls close, or via the Internet, telephone or mail before the above-noted deadlines.	You must contact your broker/ other holder of record to revoke any prior voting instructions.	To revoke voting instructions, submit a later vote in person before polls close, or via the Internet, telephone or mail before the above-noted deadline.

56	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement

Annual Meeting Voting Matters and Other Information Proxy Solicitation Costs
Proxy Solicitation Costs
We will pay the cost to solicit proxies for the Annual Meeting. In addition to this Proxy Statement, our officers, directors and other employees may solicit proxies personally, in writing or by telephone, facsimile, email or other means for no additional compensation. We will, if requested, reimburse banks, brokers and other custodians, nominees and certain fiduciaries for their reasonable expenses in providing proxy materials to their principals. We have hired Georgeson LLC, a professional soliciting organization, to assist us in soliciting proxies and distributing proxy materials for a fee of $11,500, plus reimbursement of out-of-pocket expenses.
Internet Availability of Proxy Materials
The Annual Meeting proxy materials are being made available primarily via the Internet at www.kbhome.com/investor/proxy in order to speed their delivery to our stockholders, to contain costs and to reduce the impact on the environment. In addition, beginning March 13, 2026, we mailed the Notice of Internet Availability to stockholders, which provides instructions on how to access and view the proxy materials, and to vote via the Internet or telephone. To request a printed copy of our proxy materials, follow the instructions on the notice. Stockholders who previously elected to receive proxy materials electronically will continue to receive them and a notice by e-mail, unless we are told otherwise.
Please note that you cannot vote your shares by marking and returning a notice.
Stockholder Proposals for Our 2027 Annual
Meeting of Stockholders
To be included in the proxy statement and form of proxy for our 2027 annual meeting, we must receive any stockholder proposal intended to be presented at that meeting no later than November 13, 2026. Any such proposal must comply with the requirements of Rule 14a-8 under the
Exchange Act. In addition, per our By-Laws, a stockholder who wishes to nominate a director candidate or bring any other business for consideration at the 2027 annual meeting must provide notice to us no earlier than December 24, 2026 and no later than January 25, 2027. In addition to complying with the terms of the By-Laws and applicable law, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Governance Documents and Public Filings Availability
Our Certificate of Incorporation, By-Laws, Corporate Governance Principles, Board-approved charters for each standing committee and Ethics Policy serve as the foundation of our corporate governance. Each document may be viewed, printed or downloaded at https://investor.kbhome.com/environmental-social-and-governance-esg/
governance/default.aspx. These documents are also available in print at no charge upon request. The information on our website, including the investor relations section and our annual sustainability reports, is not incorporated by reference into and does not form a part of this Proxy Statement.
Our SEC filings are available on our website at https://investor.kbhome.com/financial-information/sec-filings/.

Communicating with the Board
Any interested party may write to the Board, the Executive Chairman of the Board, the Lead Independent Director or any other director in care of our Corporate Secretary at KB Home, 10990 Wilshire Boulevard, 7th Floor, Los Angeles, CA 90024.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	57
Commitment to Sustainability

For over 25 years, we have incorporated sustainability into our new homes and have long been an industry leader in sustainable homebuilding. As a natural extension of our highly customer-centric operating philosophy, our sustainability efforts are focused on benefiting our customers, primarily by helping them lower their long-term costs of homeownership. We believe these efforts also distinguish us from other new home builders and from resale homes, and enable us to contribute positively to the environment and communities in our served markets.
Our Annual Report, and our annual sustainability reports and investor relations website, which are not incorporated in this Proxy Statement or any other SEC filing we make, provide more details on our sustainability programs and objectives, including our commitment to building energy- and water-efficient homes and data presented in line with voluntary reporting frameworks. We plan to publish our next sustainability report – our 19th consecutive and longest-running publication of its kind in the homebuilding industry – in April 2026.
Sustainability Governance
Our Board oversees our sustainability efforts as part of our overall business strategy. The Audit Committee assesses environmental sustainability, and the Compensation Committee evaluates workforce matters. Two directors, Mr. Collins and Ms. Dominguez are the Board’s liaisons to management on sustainability-related matters. For the past 18 years, our National Advisory Board, a panel of external advisors, has helped shape our sustainability priorities and reporting, as well as our stakeholder engagement approach. Internally, our sustainability efforts are directed primarily through two cross-functional teams, one led by our CEO and the other by our Senior Vice President, Investor Relations.
Sustainability Focus Areas and Achievements
In our business, we acquire land, develop communities on the land and sell homes in the communities. We engage independent contractors to perform land development and home construction work. We do not operate manufacturing facilities or a vehicle fleet, or package our products.
Various local utilities, and their power sources, supply the energy used in community development. Once all homes in a community are delivered, development work ceases and residents use their homes, typically over decades.
Within the foregoing operational context, and as a home’s energy consumption mostly occurs after it is delivered to a customer, we have focused on maximizing our homes’ energy efficiency to the extent possible using advanced, cost-effective products and technology. This direction aligns with our core first-time homebuyers’ long-term affordability needs through potentially lower utility bills. It also helps to minimize our homes’ impact on the environment.
Reflecting our long-standing focus on enhancing the energy efficiency of our homes, in 2008 we became the first national homebuilder to make a broad commitment to building ENERGY STAR® certified homes. ENERGY STAR is a voluntary U.S. Environmental Protection Agency
("EPA") and U.S. Department of Energy program that seeks to help consumers, businesses and industry save money and protect the environment through the adoption of energy-efficient products and practices. According to the EPA, ENERGY STAR certified new homes achieve on average up to 20% energy-efficiency improvement compared to new homes built to local code, and even more compared to resale homes without certification. In 2025, the cumulative number of ENERGY STAR certified new homes we have built totaled over 217,000, more than any other builder in the nation. Additionally, all our homes built in California were solar homes. As of November 30, 2025, most of our model homes and sales offices in California were powered by solar energy. We are also building all-electric homes in many areas across the country per local requirements and conditions.
In 2025, the EPA outlined plans to phase out the ENERGY STAR program as a federally supported initiative, with the fiscal year 2026 federal budget allocating no funding for its continuation, and to revise the WaterSense labeling criteria for fixtures. These decisions, along with a broader agency restructuring, have made the long-term future of these programs uncertain. While the programs remain operational at this time, we are monitoring developments, including evolving federal, state and local regulations and consumer expectations, and evaluating alternative energy and water efficiency programs and standards. Presently, we have no plans to materially change the high efficiency performance of our new homes built in 2026.
As a homebuilder operating in some of the most water-challenged regions of the country, we also prioritize water conservation. We provide water-saving features in our homes that reduce our homeowners’ bills and may help to mitigate strain on local communities’ water resources. As water availability is an important consideration for local governments in approving new-home developments, we believe our leadership in this area has positioned us to effectively address water-related development concerns and help preserve this critical resource.
We were the first national homebuilder to join the EPA’s WaterSense® program, which is a voluntary partnership program that is both a label for water-efficient products and a resource for helping conserve water, and have made a commitment to using WaterSense labeled products in our homes. In 2021, we were also the first national homebuilder to implement the new WaterSense Labeled Homes Program, Version 2, under which homes are to be at least 30% more water efficient than a typical new home. In July 2022, we committed to building WaterSense labeled homes in all our future Arizona, California and Nevada communities.
To date, we have built approximately 30,000 WaterSense labeled and Southern Nevada Water Authority Water Smart homes, which we believe is more than any other homebuilder, and installed over 1.3 million WaterSense labeled fixtures, collectively helping to save an estimated
2.2 billion gallons of water per year based on calculations derived from WaterSense program and supplier data.

58	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement
ANNEX 1
Corporate Governance Processes
and Procedures

This Annex provides additional information about KB Home’s corporate governance.
Director Independence Determinations
We believe that a substantial majority of our directors should be independent. To be independent, the Board must affirmatively determine that a director does not have any direct or indirect material commercial or charitable relationship with us based on all relevant facts and circumstances. The Board makes independence determinations from information supplied by directors, director nominees and other sources, the Nominating Committee’s prior review and recommendation, and certain categorical standards contained in our Corporate Governance
Principles that are consistent with NYSE listing standards. The Board determined that all directors who served in 2025 and all director nominees are independent, other than Messrs. Mezger and McGibney.
In making its independence determinations, the Board found that the following directors’ independence was not impaired by, and each did not have a direct or indirect material interest in, the following: Ms. Dominguez with respect to our corporate office lease with a subsidiary of
Douglas Emmett, Inc., where she serves as a non-employee director, or by our making a $25,000 donation to The Dominguez Dream, a nonprofit organization for which Ms. Dominguez serves as Chairwoman; Dr. Gabriel with respect to our making a $5,000 donation to a
University of California, Los Angeles event in his honor; and Mr. Weaver with respect to certain of our divisions’ payments to Cox
Communications, a division of Cox Enterprises, Inc., where he serves as a non-employee director, for standard Internet and telephone service where Cox is the provider in the relevant local area, or our receiving certain marketing-related payments from Cox.
The Board also determined that each Compensation Committee member is a “non-employee director” under SEC rules.
Related Party Transactions
The Nominating Committee reviews any transactions, arrangements or relationships in which we participate and in which a director, director nominee, executive officer or beneficial owner of five percent or more of our common stock (or, in each case, an immediate family member)
had or will have a direct or indirect material interest (a “Related Party Transaction”). Covered individuals and stockholders are expected to inform our Corporate Secretary of any Related Party Transactions, and we collect information from our directors, director nominees and executive officers so that we can review our records for any such transactions. During 2025, there were no reportable Related
Party Transactions.
Per the policies and procedures set forth in its Charter, the Nominating Committee will approve a Related Party Transaction if, based on a review of all material facts and feasible alternatives, it deems the transaction to be in our and our stockholders’ best interests. In addition, specified categories of transactions set forth in the Nominating Committee’s Charter are deemed pre-approved, including those in which the total amount involved is less than or equal to $120,000; and those that would not (a) need to be reported under federal securities laws, (b) be deemed to impair a director’s independence or (c) be deemed to be a conflict of interest.

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	59

Annex 1 Corporate Governance Processes and Procedures Director Qualifications and Nominations
Director Qualifications and Nominations
The Nominating Committee evaluates and recommends individuals for election to the Board at its meetings and at any point during the year.
Current directors may nominate individuals, and the Nominating Committee has retained professional search firms from time to time to assist with director recruitment. Among other factors, the Nominating Committee takes into consideration the attributes listed in our Corporate
Governance Principles and diversity as described under “Board Experience and Skills.” There is no formal policy as to how diversity is applied, and an individual’s background and experience, while important, do not necessarily outweigh any other factors. Mr. McGibney was elected as a director effective March 1, 2026 in conjunction with his promotion from President and Chief Operating Officer to President and Chief
Executive Officer.
Security holders may propose director nominees by following the procedures in our By-Laws, which require, among other things, timely advance written notice to our Corporate Secretary of any potential nominee that contains specified information about the nominee and the nominating security holder. Director nominees proposed by security holders in accordance with the procedures in our By-Laws are considered in the same manner as any other potential nominees.
Board Evaluation Process
In October 2025, the Board and each committee conducted an annual evaluation of their respective performance as part of their regular meetings. Their discussions were guided by subjects the Nominating Committee approved in July 2025. The subjects included, among others:
Board/committee structure, composition, diversity, skills, meeting processes, interaction with management, and the performance of the Board
Chairman/committee chair and the Lead Independent Director. Each committee reported to the Board on the results of its own assessment.
Audit Fee Pre-Approval Policy; Audit
Committee Designation
The Audit Committee has established a policy that requires it to pre-approve all services our Independent Auditor provides to us, including audit, audit-related, tax and other permitted non-audit services. In certain circumstances under the policy, our chief accounting officer (or a functional equivalent) can authorize the firm to perform services, and the Audit Committee Chair can pre-approve services up to a specific per-
engagement fee limit. The Audit Committee Chair must report to the Audit Committee any such pre-approvals granted.
The Audit Committee approved all services Ernst & Young LLP provided in 2025 and 2024 and the corresponding fees (as shown in the table under “Independent Auditor Services and Fees”) in accordance with this policy.
The Audit Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Exchange Act.

60	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement
ANNEX 2
Reconciliation of Non‑GAAP
Financial Measures

This Proxy Statement contains information regarding Adjusted Pretax Income, Adjusted Net Income and Adjusted Earnings Per Share, all of
which are financial measures that are not calculated in accordance with GAAP. We believe these non-GAAP financial measures are relevant and useful for purposes of this Proxy Statement to understand our 2025 fiscal year performance generally and in relation to the annual incentive payouts the Compensation Committee approved for our NEOs, as described under “2025 Annual Incentives,” and how the 2022 PSU performance measures of AEPS and AROIC were determined, as described under “Long-Term Incentives.” However, because Adjusted Pretax
Income, Adjusted Net Income and Adjusted Earnings Per Share are not calculated in accordance with GAAP, these financial measures may not be completely comparable to other companies in the homebuilding industry and, thus, should not be considered in isolation or as an alternative to measures prescribed by GAAP. Also, we do not necessarily use these specific financial measures to make business decisions or in other investor communications about our results of operations. Rather, these financial measures should be used to supplement the most directly comparable GAAP financial measures in order to provide a greater understanding of our performance solely with respect to the 2025 fiscal year annual incentives and 2022 PSU payouts to our NEOs.
The table below reconciles our total pretax income calculated in accordance with GAAP to the non-GAAP measure of Adjusted Pretax Income used in the computation of the 2025 fiscal year annual incentives (in thousands):

For the Fiscal Year Ended November 30, 2025
Total pretax income	$554,189
Add: Incentive compensation expense	61,175
Add: Certain inventory-related charges	911
ADJUSTED PRETAX INCOME	$616,275
Adjusted Pretax Income is a non-GAAP financial measure, which is calculated as our total pretax income excluding certain compensation expense and certain inventory-related charges. For Adjusted Pretax Income, the most directly comparable GAAP financial measure is pretax income.
The tables below reconcile our net income and diluted earnings per share calculated in accordance with GAAP to the non-GAAP measures of
Adjusted Net Income and Adjusted Earnings Per Share used in the computation of the AEPS and AROIC performance measures for the 2022
PSU payouts to our NEOs ($ in thousands, except per share amounts):

	For the Fiscal Years Ended November 30,
	2025	2024	2023
Total pretax income	$554,189	$850,918	$771,277
Income tax expense	(125,400)	(195,900)	(181,100)
NET INCOME	$428,789	$655,018	$590,177
DILUTED EARNINGS PER SHARE	$6.15	$8.45	$7.03

KB Home 2026 Annual Meeting of Stockholders and Proxy Statement	61

Annex 2 Reconciliation of Non-GAAP Financial Measures

	For the Fiscal Years Ended November 30,
	2025	2024	2023
Net income	$428,789	$655,018	$590,177
Adjustments (a): Certain inventory-related charges	911	—	11,424
Income tax impact (b)	(200)	—	(2,700)
ADJUSTED NET INCOME	$429,500	$655,018	$598,901
ADJUSTED EARNINGS PER SHARE (AEPS)	$6.16	$8.45	$7.18
(a)There were no pre-specified categories of compensation expense or other extraordinary items approved by the Compensation Committee in 2025, 2024 or
2023 that impacted the calculation for those years.
(b)Represents the total adjustments to net income multiplied by our effective tax rate, which was 22.6% for 2025, 23.0% for 2024 and 23.5% for 2023.

	For the Fiscal Years Ended November 30,
	2025	2024	2023
ADJUSTED NET INCOME	$429,500	$655,018	$598,901
Average notes payable	$1,692,328	$1,690,789	$1,764,205
Average stockholders’ equity	3,980,737	3,935,378	3,735,468
AVERAGE INVESTED CAPITAL	$5,673,065	$5,626,167	$5,499,673
ADJUSTED RETURN ON INVESTED CAPITAL (AROIC)	7.6%	11.6%	10.9%
Adjusted Net Income is a non-GAAP financial measure, which is calculated as our net income excluding pre-specified categories of compensation expense; certain inventory-related charges; and other extraordinary items approved by the Compensation Committee, and the applicable income tax impact of these items for the period. AEPS is calculated based on Adjusted Net Income. AROIC is calculated as
Adjusted Net Income divided by average invested capital (average notes payable and stockholders’ equity for the beginning and end of the applicable year). For Adjusted Net Income and AEPS, the most directly comparable GAAP financial measures are net income and diluted earnings per share, respectively.

62	KB Home 2026 Annual Meeting of Stockholders and Proxy Statement
FORWARD-LOOKING AND CAUTIONARY STATEMENTS
Certain statements contained in this Proxy Statement and accompanying materials, are “forward-looking statements” within the meaning of the
Private Securities Litigation Reform Act of 1995 (“Act”). Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “hope,” and similar expressions constitute forward-looking statements. In addition, any statements concerning our anticipated or projected financial or operating performance (including without limitation as to revenues, new community openings (including timing and volume) and community count, homes delivered, house build times, net orders, selling prices, sales pace per community, expense management, expense ratios, housing gross profits, housing gross profit margins, earnings or earnings per share, book value per share, or growth or growth rates); market conditions or trends; mortgage or other interest rates and other economic conditions; our ongoing business strategies or prospects, including those relating to land acquisition and development investments, expanding our scale and returns, building our brand, optimizing each of our assets, increasing our delivery mix of
Built to Order homes, and our sustainability-related programs and goals or targets; customer satisfaction levels on an absolute or relative basis to other homebuilders; our executive compensation program; dividends and changes in dividend levels; our financial strength or flexibility; our cash generation and liquidity; the value of our backlog (including amounts that we expect to realize upon delivery of homes included in our backlog and the timing of those deliveries); the value of our net orders; common stock or other security issuances or repurchases (including as to volume, timing or percentage of our capitalization, and whether or not accretive to earnings or book value per share); whether and to what extent we return capital to stockholders, if at all; debt issuances, repurchases or redemptions; and other possible actions in these or other areas of our business are also forward-looking statements under the Act. Forward-looking statements are based on our expectations and projections about future events at the time made and are subject to risks, uncertainties, and assumptions about our operations, economic and market factors, and the homebuilding industry, among other things, including events outside our control. These statements are not guarantees of future performance or outcomes, and we have no specific policy or intention to update these statements. If we update or revise any such statement(s), no assumption should be made that we will further update or review that statement(s) or update or revise any other such statement(s). In addition, forward-looking and other statements in this Proxy Statement and accompanying materials and disclosures, including any on our website or presented or discussed in connection with our stockholder meetings, may be based in whole or in part on general observations or opinions of our management, limited or anecdotal evidence and/or business or industry experience without in-depth or any particular empirical investigation, inquiry or analysis and are not intended, and do not express, factual assertions about past events. Actual events and results may differ materially from those expressed, forecasted or implied in forward-looking statements due to a number of factors, including, without limitation, economic and business conditions; our ability to successfully implement our current and planned strategies and initiatives related to our product, mix of homes delivered, home build times, geographic and market positioning; and if we can successfully implement our business and capital allocation strategies and achieve any associated financial and operational objectives. Please see our periodic reports and other filings with the SEC, including, but not limited to, our Annual Report, as well as the materials and disclosures accompanying this Proxy Statement, including any on our website or presented or discussed in connection with our stockholder meetings, for a further discussion of the risks, uncertainties and other factors applicable to our business.

kb HOME®

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by (see reverse side).

Online
Go to **www.investorvote.com/KBH** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/KBH

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all director nominees and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Jose M. Barra	☐	☐	☐
02 - Arthur R. Collins	☐	☐	☐
03 - Dorene C. Dominguez	☐	☐	☐
04 - Kevin P. Eltife	☐	☐	☐
05 - Dr. Stuart A. Gabriel	☐	☐	☐
06 - Dr. Thomas W. Gilligan	☐	☐	☐
07 - Cheryl J. Henry	☐	☐	☐
08 - Jodeen A. Kozlak	☐	☐	☐
09 - Robert V. McGibney	☐	☐	☐
10 - Jeffrey T. Mezger	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 P C F

048JMB

KB HOME ANNUAL MEETING OF STOCKHOLDERS
April 23, 2026

Dear Fellow Stockholder:

Your vote and investment in KB Home are very important and appreciated. We encourage you to vote via the Internet or telephone as described on the reverse side of this card. If you prefer to vote via mail, please complete and return this card as quickly as possible to ensure it is tabulated for the meeting.

Thank you for your continued support of KB Home.

Sincerely,

Jeffrey T. Mezger
Executive Chairman

The KB Home 2026 Annual Meeting of Stockholders will be held on Thursday, April 23, 2026, at 9:00 A.M. Pacific Time virtually via the Internet at www.meetnow.global/MJPUKJD.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the 2026 Annual Meeting of Stockholders. Materials are available at: www.kbhome.com/investor/proxy

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/KBH

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy - KB Home

Proxy/Voting Instructions for Annual Meeting of Stockholders — April 23, 2026

This Proxy is solicited by the Board of Directors

Receipt of proxy materials for the above Annual Meeting of Stockholders is acknowledged. The undersigned hereby constitutes and appoints Jeffrey T. Mezger and Brian J. Woram, and each of them, as attorney, agent and proxy of the undersigned, each with the power to act without the other and with full power of substitution, and authorizes each of them to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of KB Home ("Company") of which the undersigned would be entitled to direct the vote if personally present at the 2026 Annual Meeting of Stockholders of the Company to be held on April 23, 2026, and at any and all adjournments or postponements thereof ("Meeting"), as instructed on the reverse side of this form or, if no instruction is given, "FOR" the election of each director nominee, "FOR" Item 2 and "FOR" Item 3, and in each such proxyholder's discretion upon any other matter that may properly come before the Meeting, including upon any motion to adjourn or postpone all or any portion of the Meeting.

If shares of the Company's Common Stock are held on behalf of the undersigned under the KB Home 401(k) Savings Plan ("Plan"), this form serves to provide confidential voting instructions to the Trustee that votes the shares of the Plan as to any and all such shares as to which the undersigned had the right to give voting instructions on February 25, 2026 to vote as instructed on the reverse side of this form or, if no instruction is given, "FOR" the election of each director nominee, "FOR" Item 2 and "FOR" Item 3, and in the discretion of each of the above-named proxyholders upon any other matter that may properly come before the Meeting, including upon any motion to adjourn or postpone all or any portion of the Meeting.

PLEASE MARK, DATE AND SIGN THIS FORM AND RETURN IT PROMPTLY, OR USE THE INTERNET OR TELEPHONE OPTIONS DESCRIBED ON THE REVERSE SIDE OF THIS FORM. VOTING INSTRUCTIONS IN RESPECT OF SHARES OF THE COMPANY'S COMMON STOCK REGISTERED WITH KB HOME'S TRANSFER AGENT MUST BE RECEIVED ON OR BEFORE 11:59 P.M. EASTERN TIME ON APRIL 22, 2026 TO BE COUNTED.

VOTING INSTRUCTIONS TO THE TRUSTEE IN RESPECT OF PLAN SHARES, HOWEVER, MUST BE RECEIVED BY THE TRUSTEE ON OR BEFORE 11:59 P.M. EASTERN TIME ON APRIL 21, 2026 TO BE COUNTED. IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS TO THE PLAN TRUSTEE, YOUR PLAN SHARES, IF ANY, WILL NOT BE VOTED.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.